UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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VWR Corporation

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Notice of 2015 Annual Meeting of Stockholders and Proxy Statement

VWR®
We Enable Science

Radnor Corporate Center

Building One, Suite 200

100 Matsonford Road

Radnor, PA 19087

April 10, 2015

Dear Fellow Stockholder:

It is my pleasure to invite you to join us at the 2015 Annual Meeting of Stockholders of VWR Corporation to be held on Tuesday, May 12, 2015 at 11:00 a.m., Eastern Daylight Time, at the Company’s headquarters, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087.

At this year’s meeting, we will vote on the election of three directors to serve a three-year term expiring in 2018 and the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. We will also conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers and a non-binding advisory vote on the frequency of the advisory approval on named executive officer compensation. In addition, there will be a report on the Company’s business, and stockholders will have an opportunity to ask questions.

2014 was an exciting year for VWR as we successfully met the challenge of becoming a public company. In the process, we continued the turnaround of our Americas business, outperformed our peers in Europe, de-leveraged our balance sheet and executed on our acquisition and services strategies.

Your vote is very important. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you cannot attend.

Thank you for your continued trust in VWR and your investment in our business.

Sincerely,

Manuel Brocke-Benz

Director, President and Chief Executive Officer

Notice of 2015 Annual Meeting of Stockholders

Tuesday, May 12, 2015 11:00 a.m. Eastern Daylight Time	Radnor Corporate Center Building One, Suite 200 100 Matsonford Road Radnor, PA 19087

The Annual Meeting of Stockholders of VWR Corporation (“VWR” or the “Company”) will be held on Tuesday, May 12, 2015 at 11:00 a.m. EDT, at the Company’s office located at Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087. Stockholders of record of VWR common stock at the close of business on March 31, 2015 are entitled to vote at the meeting. You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the 2015 Annual Meeting of Stockholders.

The purposes of the meeting are:

1.	to elect three directors to serve three-year terms expiring at the 2018 annual meeting of stockholders;
2.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015;
3.	to approve, on an advisory basis, named executive officer compensation;
4.	to approve, on an advisory basis, the frequency of the advisory approval of named executive officer compensation; and
5.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Enclosed with this Notice of Annual Meeting of Stockholders is a proxy statement, related proxy card with a return envelope and our 2014 Annual Report on Form 10-K. The 2014 Annual Report on Form 10-K contains financial and other information that, except as set forth herein, is not incorporated into the proxy statement and is not deemed to be a part of the proxy soliciting material.

The attached proxy statement provides a summary of the items to be voted on at the Annual Meeting and then a more detailed look at our board of directors and executive compensation. Please consider the issues presented in the proxy statement and vote your shares as promptly as possible.

On behalf of VWR’s Board of Directors,

George Van Kula

Senior Vice President, Human Resources, General Counsel and Secretary

April 10, 2015

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2015 PROXY STATEMENT

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider. You should read the entire proxy statement and VWR’s 2014 Annual Report on Form 10-K before voting.

2015 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	11:00 a.m. Eastern Daylight Time, May 12, 2015

Place:	Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087

Record Date:	March 31, 2015

Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

How to Cast Your Vote

Your vote is important! Please cast your vote and play a part in the future of VWR.

Stockholders of record, who hold shares registered in their names, can vote by:

Internet at www.proxyvote.com	calling 1-800-690-6903 toll-free from the U.S. or Canada	mail return the signed proxy card

The deadline for voting online or by telephone is 11:59 p.m. EDT on May 11, 2015. If you vote by mail, your proxy card must be received before the Annual Meeting.

Beneficial owners, who own shares through a bank, brokerage firm or other financial institution, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the Internet, provided by the bank, broker or other organization.

If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares. If you are a stockholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the Annual Meeting. Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible.

See the “Questions and Answers About the Meeting and Voting” section beginning on page 6 for more details.

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2015 PROXY STATEMENT

Proxy Summary (continued)

Meeting Agenda and Voting Recommendations

		Board Vote Recommendation	Page Reference (for more detail)
Item 1 –	Election of Three Directors to Serve Three-Year Terms Expiring in 2018	✓ FOR Each Nominee	9
Item 2 –	Ratification of Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2015	✓ FOR	25
Item 3 –	Advisory Approval of Named Executive Officer Compensation	✓ FOR	28
Item 4 –	Advisory Vote on the Frequency of the Advisory Approval of Named Executive Officer Compensation	✓ 1 Year	29

Board Nominees (Page 10)

VWR’s Board of Directors has 11 members divided into three classes. Directors are elected for three-year terms. The following table provides summary information about each director nominee standing for re-election to the Board for a three-year term expiring in 2018.

Name	Age	Principal Occupation	Independent	Committee Memberships	Experience and Qualifications
Nicholas W. Alexos	51	Managing Director, Madison Dearborn Partners, LLC	Yes	Audit (Chair); Finance	Senior management experience; accounting, finance, and capital structure; healthcare; international business transactions; and board leadership
Robert P. DeCresce	65	Harriet B. Borland Professor and Chair of the Department of Pathology, Rush Medical College	Yes	Compensation	Senior leadership experience; consulting within the healthcare industry; medical professional; and prior board service
Carlos del Salto	72	Retired Senior Vice President of Intercontinental and Asia-Pacific Operations at Baxter Healthcare Corporation	Yes	Audit	Senior management experience; accounting and finance; healthcare; and international business strategies

Corporate Governance Highlights (Page 17)

The Company is committed to good corporate governance, which we believe is important to the success of our business and in advancing stockholder interests. Highlights include:

✓	10 out of 11 Board Members are Independent

✓	Independent Chairman

✓	Regular Executive Sessions of Independent Directors

✓	Independent Audit, Compensation and Nominating and Governance Committees

✓	Risk Oversight by the Full Board and Committees

✓	Regular Board and Committee Self-Evaluations

✓	Policies Prohibiting Short Sales, Hedging, Margin Accounts and Pledging

Our corporate governance practices are described in greater detail in the “Corporate Governance” section.

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2015 PROXY STATEMENT

Proxy Summary (continued)

Select Performance Highlights (Page 30)

2014 saw the continued expansion of our position as a leading independent provider of laboratory products, services and solutions to the global life science, general research and applied markets. We did this by expanding our relationships with our global strategic customers, developing new products and services, increasing sales of private label products, enhancing our value-added services offerings under the VWRCATALYST brand, expanding our chemical manufacturing capabilities and continuing the globalization of our best practices. In 2014 we delivered:

•	Net sales growth of 4.5%, up 3.1% on an organic basis.
•	Adjusted EBITDA growth of 7.4%.
•	Adjusted Net Income growth of 29.1%.
•	Adjusted EPS growth of 28.7%.
•	Free Cash Flow of $157.5 million, up from $155.6 million in 2013.

In addition, we strengthened our balance sheet by lowering our Net Leverage ratio to 4.4X at the end of 2014, compared to 6.4X at the end of 2013. Our strengthened balance sheet significantly lowers our interest burden and increases our financial flexibility as we move forward.

See Appendix A for information about our non-GAAP financial measurements, including reconciliations to the most directly comparable GAAP-based financial measurements.

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2015 PROXY STATEMENT

Proxy Summary (continued)

Executive Compensation Highlights (Page 30)

As part of its pre-IPO review of our executive compensation program, the Compensation Committee confirmed several long-standing VWR compensation policies and practices and adopted certain new policies and practices to further align our executive compensation program with stockholder interests.

Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

What we have:	What we don’t have:
✓	Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance

✓	Long-term objectives aligned with the creation of stockholder value

✓	Market comparison of executive compensation against a relevant peer group

✓	Use of an independent compensation consultant reporting directly to the Compensation Committee

✓	Compensation recovery (“clawback”) policy for our equity based long-term incentive program
✗	Hedging or short sales of Company stock, or pledging of Company stock except in limited circumstances with pre-approval

✗	Option grants below 100% fair market value

✗	Enhanced severance benefits upon a change of control

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2015 PROXY STATEMENT

Questions and Answers

About the Meeting and Voting

1.	Who is entitled to vote and how many votes do I have?

If you were a holder of record of VWR common stock, par value $0.01 per share (the “common stock”), at the close of business on March 31, 2015, you are eligible to vote at the Annual Meeting. For each matter presented for vote, you have one vote for each share you own.

2.	What is the difference between holding shares as a Stockholder of Record/Registered Stockholder and as a beneficial owner of shares?

Stockholder of Record or Registered Stockholder. If your shares of common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a “Stockholder of record” or a “registered Stockholder” of those shares.

Beneficial Owner of Shares. If your shares are held in an account at a bank, brokerage firm or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the bank, brokerage firm or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm or similar organization as to how to vote the shares held in your account.

3.	How do I vote if I am a Stockholder of record?

By Telephone or Internet. All Stockholders of record can vote by touchtone telephone within the United States, U.S. territories and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. The telephone and Internet voting procedures are designed to authenticate Stockholders’ identities, to allow Stockholders to vote their shares and to confirm that their instructions have been recorded properly.

By Written Proxy. All Stockholders of record can also vote by written proxy card. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors.

In Person. All Stockholders of record may vote in person at the meeting. See Question 5 below regarding the requirements for attending the Annual Meeting.

Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible. Your shares will be voted according to your directions.

4.	How do I vote if I am a beneficial owner of shares?

Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting (except on ratification of the appointment of KPMG LLP as independent registered public accounting firm for 2015), unless you provide specific instructions by completing and returning the voting instruction form from your broker, bank or other financial institution or following the instructions provided to you for voting your shares via telephone or the Internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting. In order to be able to vote your shares at the meeting, you must obtain a legal proxy from that entity and bring it with you to hand in with your ballot.

5.	Who can attend the Annual Meeting?

Only holders of our common stock as of the close of business on the record date, which was March 31, 2015, or their duly appointed proxies, may attend the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will be required to show the notice or voting instructions form you received from your broker, bank or other nominee or a copy of a statement (such as a brokerage statement) from your broker, bank or other nominee reflecting your stock ownership as of March 31, 2015 in order to be admitted to the Annual Meeting. All attendees must bring a government-issued photo ID to gain admission to the Annual Meeting.

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2015 PROXY STATEMENT

Questions and Answers About the Meeting and Voting (continued)

6.	Can I change my vote?

There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the meeting (please note that, in order to be counted, the revocation or change must be received in writing, by our Corporate Secretary by 11:59 p.m. EDT on May 11, 2015):

•	Vote again by telephone or at the Internet website;
•	Mail a revised proxy card or voting instruction form that is dated later than the prior one; or
•	Stockholders of record may vote in person at the Annual Meeting.

7.	Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify Stockholders are kept confidential, except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;
•	in the case of a contested proxy solicitation;
•	if a Stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or
•	to allow the independent inspector of election to certify the results of the vote.

Broadridge Investor Communication Solutions, the independent proxy tabulator used by VWR, counts the votes and acts as the judge of election for the meeting.

8.	What is a broker non-vote?

A “broker non-vote” occurs when a broker submits a proxy for the meeting with respect to a discretionary matter but does not vote on non-discretionary matters because the beneficial owner did not provide voting instructions on those matters. Under NASDAQ rules, the proposal to ratify the appointment of an independent registered public accounting firm (Item 2) is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on behalf of clients (beneficial owners) who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. In contrast, all of the other proposals set forth in this proxy statement are “non-discretionary” items—brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

9.	What constitutes a “quorum” for the meeting?

A quorum consists of a majority of the outstanding shares, present at the meeting or represented by proxy. A quorum is necessary to conduct business at the Annual Meeting. You are part of the quorum if you have voted by proxy. Abstentions and broker non-votes count as “shares present” at the meeting for purposes of determining a quorum. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum unless you vote to abstain on all proposals.

10.	What is the voting requirement to approve each of the proposals, and how are votes counted?

At the close of business on March 31, 2015, the record date for the meeting, VWR had 131,358,700 shares of common stock (excluding treasury shares) outstanding. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on. Treasury shares are not voted.

Item 1: Election of three director nominees to serve three-year terms expiring in 2018. A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the three nominees receiving the highest number of votes at the Annual Meeting of Stockholders will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.

Item 2: Ratification of appointment of KPMG LLP as our independent registered public accounting firm for 2015. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2015. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the proposal.

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2015 PROXY STATEMENT

Questions and Answers About the Meeting and Voting (continued)

Item 3: Advisory approval of named executive officer compensation. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve, on an advisory, non-binding basis, the compensation paid to our named executive officers. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Item 4: Advisory vote on the frequency of the advisory approval of named executive officer compensation. The advisory, non-binding vote with respect to the determination as to whether the advisory vote to approve named executive officer compensation shall occur every one, two or three years shall be decided by a plurality of the votes cast among the three alternatives. This means that the alternative receiving the most votes will be considered to be the expressed preference of the stockholders, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

11.	Who pays for the solicitation of proxies?

VWR pays the cost of soliciting proxies, including preparation, assembly, printing and mailing. Proxies will be solicited on behalf of the Board of Directors by mail, telephone or in person. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to Stockholders and obtaining their votes.

12.	How do I comment on Company business?

Your comments are collected when you vote using the Internet. We also collect comments from the proxy card if you vote by mailing the proxy card. You may also send your comments to us in care of the Corporate Secretary: VWR Corporation, Corporate Secretary’s Office, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087. Although it is not possible to respond to each Stockholder, your comments help us to understand your concerns.

13.	May I nominate someone to be a director of VWR?

Yes, please see “Corporate Governance—Stockholder Nominations for Directors” for details on the procedures for Stockholder nominations of director candidates.

14.	When are the 2016 Stockholder proposals due?

To be considered for inclusion in the Company’s 2016 proxy statement, Stockholder proposals submitted in accordance with SEC Rule 14a-8 must be received in writing at our principal executive offices no later than December 14, 2015. Address all Stockholder proposals to: VWR Corporation, Corporate Secretary’s Office, 100 Matsonford Road, Radnor, PA 19087. For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2016 annual meeting, notice of intention to present the proposal, including all information required to be provided by the Stockholder in accordance with the Company’s Amended and Restated Bylaws, must be received in writing at our principal executive offices no earlier than January 12, 2016 and no later than February 11, 2016. Address all notices of intention to present proposals at the 2016 annual meeting to: VWR Corporation, Corporate Secretary’s Office, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087.

15.	How may I obtain a copy of VWR’s Annual Report on Form 10-K?

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2014 (not including exhibits and documents incorporated by reference), at your request. Please direct all requests to VWR Corporation, Investor Relations, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087.

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2015 PROXY STATEMENT

Item 1 Election of Directors

As of the date of this proxy statement, VWR’s Board of Directors has 11 members divided into three classes. Directors are elected for three-year terms. The terms for members of each class end in successive years.

The Board of Directors, upon the recommendation of the Nominating and Governance Committee, has nominated three incumbent directors, Nicholas W. Alexos, Robert P. DeCresce and Carlos del Salto, to stand for re-election to the Board for a three-year term expiring in 2018.

In selecting director candidates, the Nominating and Governance Committee and the Board of Directors consider the qualifications and skills of the candidates individually and the composition of the Board as a whole. The Nominating and Governance Committee will also consider criteria such as independence, diversity, age, skills and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the Nominating and Governance Committee considers a nominee’s differences in viewpoint, professional experience, background, education, skill, age, race, gender and national origin. Under our Corporate Governance Guidelines, the Nominating and Governance Committee and the Board review the following for each candidate, among other qualifications deemed appropriate, when considering the suitability of candidates for nomination as director:

•	The nominee’s ability to represent all stockholders without a conflict of interest;
•	The nominee’s ability to work in and promote a productive environment;
•	Whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director;
•	Whether the nominee has demonstrated the high level of character and integrity expected by the Company;
•	Whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company; and
•	The nominee’s ability to apply sound and independent business judgment.

The following biographies describe the business experience of each director nominee. Following the biographical information for each director nominee, we have listed the specific experience and qualifications of that nominee that strengthen the Board’s collective qualifications, skills and experience.

If elected, each of the director nominees is expected to serve for a term expiring at the Annual Meeting of Stockholders in 2018, subject to the election and qualification of his or her successor. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board may nominate. If a nominee is unable to serve as a director, the Board may reduce its size or choose a substitute.

The Board of Directors recommends a vote “FOR” ITEM 1, the election of each of Nicholas W. Alexos, Robert P. DeCresce and Carlos del Salto to the Board for a three-year term expiring in 2018.

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2015 PROXY STATEMENT

Item 1 Election of Directors (continued)

Nominees to Serve For a Three-Year Term Expiring in 2018

Nicholas W. Alexos Director since: 2007 Age: 51 Committees: Audit (Chair); Finance

Mr. Alexos is a Managing Director of Madison Dearborn Partners, LLC, a private equity investment firm based in Chicago, Illinois. Prior to co-founding Madison Dearborn Partners in 1992, he was with First Chicago Venture Capital for four years. Prior to that position, Mr. Alexos was with The First National Bank of Chicago. He concentrates on investments in the healthcare sector and currently also serves on the Boards of Directors of Ikaria, Inc. and Sage Products, LLC. In addition, Mr. Alexos serves on the Board of Trustees of the Lake Forest Country Day School, Children’s Inner City Educational Fund and the Council on Chicago Booth. In the past five years, Mr. Alexos also served as a Director of Sirona Dental Systems, Inc. Mr. Alexos earned a B.A. in business administration from Loyola University and an M.B.A. from the University of Chicago. Mr. Alexos was designated as a director nominee pursuant to the Director Nomination Agreement by and between VWR and Varietal Distribution Holdings, LLC. See “Corporate Governance—Director Independence and Related Person Transactions—Certain Related Party Transactions—Nomination of our Directors” for more information.

Experience and Qualifications: Mr. Alexos’ senior management experience as a Managing Director of Madison Dearborn Partners, board and advisory experience with other companies in the healthcare industry and his extensive experience in the areas of finance, financial accounting (including qualification as an audit committee financial expert), international business transactions and mergers and acquisitions, along with his independence, make him a valuable member of the Board.

Robert P. DeCresce, M.D. Director since: 2007 Age: 65 Committees: Compensation

Dr. DeCresce is the Harriet B. Borland Professor and Chair of the Department of Pathology at Rush Medical College in Chicago, Illinois. He also currently serves as Associate Vice President for Ancillary Services, is a member of the Board of Trustees and serves as a member of the Executive Committee of the Board of Trustees at Rush University Medical Center. Prior to joining Rush Medical in 1991, he served at Michael Reese Hospital and MetPath Laboratories, also in Chicago, Illinois. In the past five years, Dr. DeCresce served on the Board of PathLab, Inc. In addition, he has served as a consultant to a number of in-vitro diagnostic companies over the past 20 years. He earned a B.S. from Boston College, as well as an M.D., M.P.H., and an M.B.A. from Columbia University.

Experience and Qualifications: Dr. DeCresce’s senior leadership experience at a medical college and past board member and current consulting experience to companies within the healthcare industry, along with his independence, make him a valuable member of the Board.

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2015 PROXY STATEMENT

Item 1 Election of Directors (continued)

Carlos del Salto Director since: 2007 Age: 72 Committees: Audit

Mr. del Salto retired from Baxter Healthcare Corporation in March 2006, where he was the Senior Vice President responsible for Baxter’s Intercontinental and Asia-Pacific operations. He had been with Baxter Healthcare Corporation since 1973 and held numerous positions, including president of Baxter Healthcare Corporation’s Global Renal business, president of Baxter Latin America/Switzerland/Austria and general manager of Mexico. Mr. del Salto serves on the Advisory Board of Directors of Andean Health and Development. In addition, he is founder and president of the Natividad de los Andes Foundation in Ecuador. He earned a B.A. in accounting from Juan de Velasco College in Ecuador and an M.B.A., with a concentration in finance, from Roosevelt University in Chicago, Illinois.

Experience and Qualifications: Mr. del Salto’s prior senior level experience at a major global healthcare company, including in capacities leading Central and South American and Asia-Pacific operations, his expertise in financial accounting (including qualification as an audit committee financial expert) and strategy in international markets, along with his independence, make him a valuable member of the Board.

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2015 PROXY STATEMENT

Item 1 Election of Directors (continued)

Other Members of the Board of Directors

Set forth below are the biographies of the continuing directors who are not nominees for election at this Annual Meeting of Stockholders. Robert L. Barchi, Edward A. Blechschmidt, Thompson Dean and Timothy P. Sullivan are Class II directors whose initial terms will expire in 2016, and Manuel Brocke-Benz, Pamela Forbes Lieberman, Harry M. Jansen Kraemer, Jr. and Robert J. Zollars are Class III directors whose initial terms will expire in 2017. Following the biographical information for each director, we have listed the specific experience and qualifications of that director that strengthen the Board’s collective qualifications, skills and experience.

Harry M. Jansen Kraemer, Jr. Chairman Director since: 2007 Age: 60 Committees: Nominating and Governance

Mr. Kraemer is an Executive Partner of Madison Dearborn Partners, LLC, a private equity investment firm based in Chicago, Illinois. Prior to joining Madison Dearborn Partners in 2005, he was the chairman and chief executive officer of Baxter International Inc., a global healthcare company, until April 2004. Mr. Kraemer had been a director of Baxter International since 1995, chairman of the board since 2000, president since 1997 and chief executive officer since 1999. Mr. Kraemer now serves as clinical professor of management and strategy at the J.L. Kellogg School of Management at Northwestern University. Mr. Kraemer currently serves on the Boards of Directors of Leidos Holdings, Inc. (formerly SAIC, Inc.), where he is the chairman of the Audit Committee, Catamaran Corp., Sage Products, LLC, Sirona Dental Systems, Inc. and Ikaria, Inc.; on the Board of Trustees of Northwestern University and Lawrence University; on the Dean’s Advisory Board of the J.L. Kellogg School of Management; and on the board of trustees of The Conference Board. Mr. Kraemer earned a B.A. in mathematics and economics from Lawrence University and an M.B.A. from Northwestern University’s J.L. Kellogg School of Management.

Experience and Qualifications: Mr. Kraemer’s prior long-term, senior level experience at a major global healthcare company, including serving as chairman and chief executive officer, and his expertise in financial accounting, international business transactions and strategy, along with his independence, make him a valuable member of the Board.

Robert L. Barchi, M.D., Ph.D. Director since: 2006 Age: 68 Committees: Compensation

Dr. Barchi has been President of Rutgers, The State University of New Jersey, since 2012. Dr. Barchi served as President of Thomas Jefferson University from 2004 to 2008. Prior to that, he was Provost of the University of Pennsylvania, having served in various capacities at that institution for more than 30 years. He was Chair of the University of Pennsylvania’s Department of Neurology and founding Chair of its Department of Neuroscience. Dr. Barchi also served as the Director of the Mahoney Institute of Neurological Sciences for more than 12 years. In addition to his clinical and administrative responsibilities, he has been published extensively in the field of ion channel research, and has been elected to membership in the Institute of Medicine of the National Academy of Sciences. Dr. Barchi is a member of the Board of Covance, Inc. He earned a B.S. and an M.S. from Georgetown University, as well as a Ph.D. and an M.D. from the University of Pennsylvania.

Experience and Qualifications: Dr. Barchi’s senior leadership experience within the healthcare industry, as both the President of a major healthcare organization and as a Board member of a drug development services company, along with his independence, make him a valuable member of the Board.

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Item 1 Election of Directors (continued)

Edward A. Blechschmidt Director since: 2007 Age: 62 Committees: Audit

Mr. Blechschmidt is a retired corporate executive, having served in a variety of executive roles. He was chief executive officer of Novelis Corp. from 2006 until its sale to the Aditya Birla Group in 2007. Mr. Blechschmidt was chairman, chief executive officer and president of Gentiva Health Services, Inc., a leading provider of specialty pharmaceutical and home health care services, from 2000 to 2002. From 1999 to 2000, Mr. Blechschmidt served as chief executive officer and a director of Olsten Corporation, the conglomerate from which Gentiva Health Services was split off and taken public. He served as president of Olsten Corporation from 1998 to 1999. Mr. Blechschmidt also served as president and chief executive officer of Siemens Nixdorf America and Siemens Pyramid Technologies from 1996 to 1998. Prior to Siemens, he spent more than 20 years with Unisys Corporation, including serving as its chief financial officer. Mr. Blechschmidt serves as a member of the board of directors of Lionbridge Technologies, Inc. and Diamond Foods. In addition, he served on the board of directors of Healthsouth Corp. from 2004 to 2012 and Columbia Laboratories from 2004 to 2014. He earned a B.S. in business administration from Arizona State University and is a National Association of Corporate Directors (NACD) Board Leadership Fellow.

Experience and Qualifications: Mr. Blechschmidt’s senior leadership experience, including as chief executive officer and chief financial officer, current and past experience as a board member at other companies, and his experience in finance, strategy and financial accounting (including qualification as an audit committee financial expert), along with his independence, make him a valuable member of the Board.

Manuel Brocke-Benz Director since: 2012 Age: 56 Committees: Finance (Chair)

Mr. Brocke-Benz was named our President and Chief Executive Officer on January 3, 2013. From July 25, 2012 to January 3, 2013, Mr. Brocke-Benz served as our interim Chief Executive Officer, while also serving as the Senior Vice President and Managing Director of Europe, Lab and Distribution Services, a position he held since January 2006. Prior to assuming his position as Senior Vice President and Managing Director of Europe, Lab and Distribution Services, he served as Senior Vice President and General Manager of Continental Europe from 2003 to 2005 and as Corporate Senior Vice President, Process Excellence from 2001 to 2003. Mr. Brocke-Benz initially joined the Company in 1987. Mr. Brocke-Benz earned a law degree from Albert-Ludwigs University in Freiburg, Germany.

Experience and Qualifications: Mr. Brocke-Benz’s leadership role and more than 20 years of service with us in a variety of senior-level positions, together with his extensive knowledge of our business, strategy and industry on an international basis and his training as a lawyer make him a valuable member of the Board.

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Item 1 Election of Directors (continued)

Thompson Dean Director since: 2007 Age: 56 Committees: Compensation

Mr. Dean is a Co-Managing Partner and Co-Chief Executive Officer of Avista Capital Partners, L.P., a private equity firm based in New York. Prior to co-founding Avista Capital Partners in 2005, Mr. Dean led DLJ Merchant Banking Partners, for ten years. Mr. Dean has served as Co-Managing Partner of DLJMB since 1995 and was Chairman of the Investment Committees of DLJMB I, DLJMB II, DLJMB III and DLJ Growth Capital Partners through December 2007. Mr. Dean received a B.A. from the University of Virginia in 1979, where he was an Echols Scholar and an M.B.A. with high distinction from Harvard Business School in 1984, where he was a Baker Scholar. Mr. Dean currently serves on the Boards of Acino, ConvaTec, IWCO Direct Holdings, Sidewinder Drilling and Zest Anchors. Mr. Dean formerly served as the chairman of the board of Nycomed, Arcade, DeCrane Aircraft, Mueller and Von Hoffmann. He also formerly served on the boards of American Ref-Fuel, Argyle Television, BioPartners, Charles River Labs, Evergreen Media, Merrill, Safilo and Visant, among others. Mr. Dean is a trustee of Choate Rosemary Hall and The Eaglebrook School. He is Former chairman of the Special Projects Committee of Memorial Sloan Kettering Hospital and served as a member of the College Foundation Board of the University of Virginia. In addition, he serves on various committees of the Boys Club of New York, the Lenox Hill Neighborhood Association and the Museum of the City of New York.

Experience and Qualifications: Mr. Dean’s executive level management experience at Avista, board and advisory experience with other companies in and outside of the healthcare industry, and his extensive experience in the areas of finance, strategy, international business transactions and mergers and acquisitions, along with his independence, make him a valuable member of the Board.

Pamela Forbes Lieberman Director since: 2009 Age: 61 Committees: Audit

Ms. Forbes Lieberman has served in a variety of executive roles. From March 2006 to August 2006, she served as interim Chief Operating Officer of Entertainment Resource, Inc., which was a distribution business in the entertainment industry. Ms. Forbes Lieberman served as president, chief executive officer and a Board member of TruServ Corporation (now known as True Value Company), a member-owned hardware cooperative, from November 2001 to November 2004, as TruServ’s chief operating officer and chief financial officer from July 2001 through November 2001, and as TruServ’s chief financial officer from March 2001 through July 2001. Prior to March 2001, she held chief financial officer positions at ShopTalk Inc., The Martin-Brower Company, L.L.C. and Fel-Pro Inc., as well as financial leadership positions at Kraft Foods, Inc. and Bunzl Building Supply Inc. Ms. Forbes Lieberman currently serves on the Board of Directors of A.M. Castle & Co., where she is chair of the Audit Committee, Standard Motor Products, Inc., where she is a member of the Audit Committee, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee and is co-chair of the Strategy Committee, Tempel Steel, and Kreher Steel Company; and the advisory board of privately-held HAVI Group, LP. In addition, Ms. Forbes Lieberman serves on the Board of Trustees at Rush University Medical Center. Ms. Forbes Lieberman earned an M.B.A. from Northwestern University J.L. Kellogg School of Management and a B.S. in accounting from the University of Illinois, Champaign. Ms. Forbes Lieberman, a Certified Public Accountant began her career at PricewaterhouseCoopers LLP.

Experience and Qualifications: Ms. Forbes Lieberman’s senior leadership experience at several distribution and manufacturing companies, including as chief executive officer, chief financial officer and board member, her expertise in finance and financial accounting (including qualification as an audit committee financial expert), as well as her expertise in culture and communications, along with her independence, make her a valuable member of the Board.

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Item 1 Election of Directors (continued)

Timothy P. Sullivan Director since: 2007 Age: 57 Committees: Compensation (Chair); Nominating and Governance (Chair); Finance

Mr. Sullivan is a Managing Director of Madison Dearborn Partners, LLC, a private equity investment firm based in Chicago, Illinois. Prior to co-founding Madison Dearborn Partners in 1992, Mr. Sullivan was with First Chicago Venture Capital for four years after having served in the U.S. Navy. Mr. Sullivan concentrates on investments in the healthcare sector and currently also serves on the Board of Directors of Ikaria, Inc., Sage Products, LLC and Sirona Dental Systems, Inc. In addition, he is on the Board of Trustees of Northwestern University, Northwestern Memorial Hospital, the United States Naval Academy Foundation, Loyola Academy and Northlight Theatre. He also serves on the investment committee of the Archdiocese of Chicago and the Cristo Rey Jesuit High School. Mr. Sullivan earned a B.S. from the United States Naval Academy, an M.S. from the University of Southern California and an M.B.A. from the Stanford University Graduate School of Business.

Experience and Qualifications: Mr. Sullivan’s senior management experience as a Managing Director of Madison Dearborn Partners, board and advisory experience with other companies in the healthcare industry, and his extensive experience in the areas of finance, strategy, international business transactions and mergers and acquisitions, along with his independence, make him a valuable member of the Board.

Robert J. Zollars Director since: 2006 Age: 58 Committees: Compensation; Nominating and Governance

From June 2013 until June 2014, Mr. Zollars served as the executive chairman of Vocera Communications, Inc., a wireless communications systems company. Mr. Zollars also served as the Chairman and Chief Executive Officer of Vocera Communications from June 2007 until June 2013. Prior to Vocera Communications, he served as the president and chief executive officer and a Director of Wound Care Solutions, LLC, a private equity backed business serving the chronic wound care segment of healthcare, from June 2006 through April 2007. From June 1999 until March 2006, Mr. Zollars was the chairman and CEO of Neoforma, Inc., a healthcare technology company, focusing on supply chain. Prior to joining Neoforma, he was the executive vice president and group president of Cardinal Health, Inc., where he was responsible for five subsidiaries. From 1992 until 1996, Mr. Zollars was the president of the Hospital Supply and Scientific Product distribution businesses at Baxter International Inc. Mr. Zollars currently serves as Chairman of the Boards of Directors of Vocera Communications and Diamond Foods, Inc. and as a Director at Five9, Inc. In the past five years, Mr. Zollars served on the Boards of Silk Road Technology Inc. and InterAct911 Corporation. He earned a B.S. from Arizona State University and an M.B.A. from John F. Kennedy University.

Experience and Qualifications: Mr. Zollars’ experience as a chief executive officer, extensive senior management experience in various positions within the healthcare industry, and board member experience at other companies, along with his independence, make him a valuable member of the Board.

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Director Compensation

Under the Board Compensation Policy, which has been in place since 2007 (the “Board Compensation Policy”), all directors who are not also (i) our officers or employees or (ii) Managing Directors or Managing Partners of the Sponsors (collectively, the “Eligible Directors”), received annual cash compensation of $100,000 for their service on the Board. No separate compensation was paid to Eligible Directors for their service on the Board committees. Commencing after the completion of our initial public offering and in connection with the termination of the Management Services Agreement, Messrs. Alexos, Dean and Sullivan began receiving the same compensation as the Eligible Directors for their service on the Board. All Board members are also entitled to be reimbursed for reasonable travel, lodging and other expenses incurred in connection with their service on the Board and committees of the Board.

The table below sets forth director compensation for 2014:

Name(1)	Fees Earned or Paid in Cash	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Harry M. Jansen Kraemer, Jr.	$100,000	$—	$140,000	$—	$—	$240,000
Nicholas W. Alexos	25,000	—	140,000	—	—	165,000
Robert L. Barchi	100,000	—	140,000	—	—	240,000
Edward A. Blechschmidt	100,000	—	140,000	—	—	240,000
Thompson Dean	25,000	—	140,000	—	—	165,000
Robert P. DeCresce	100,000	—	140,000	—	—	240,000
Pamela Forbes Lieberman	100,000	—	140,000	—	—	240,000
Carlos del Salto	100,000	—	140,000	—	—	240,000
Timothy P. Sullivan	25,000	—	140,000	—	—	165,000
Robert J. Zollars	100,000	—	140,000	—	—	240,000
(1)	Mr. Brocke-Benz is an employee of the Company and receives no compensation for service as a director.
(2)	Upon pricing of the initial public offering, we awarded each of our directors other than Mr. Brocke-Benz options to purchase 22,617 shares of common stock pursuant to the 2014 Equity Incentive Plan. The estimated fair value of each of these awards on the date of grant was $140,000 as calculated using the Black-Scholes option pricing model. The options granted to our non-executive directors were unvested as of the date of grant, and will vest quarterly over three years, subject to the recipient continuously providing services to us through each such date. The options have a seven-year term and the exercise price of the options is $21.00, the initial public offering price.

Commencing January 1, 2015, each non-management director will receive an annual cash retainer of $75,000 paid quarterly in arrears. In addition, the Chairman of the Board will receive an additional cash retainer of $75,000, Committee Chairman will receive a retainer of $25,000 in the case of the Audit Committee, $15,000 in the case of the Compensation Committee, and $10,000 for other standing committees, and non-management directors will receive additional retainers in the amount of $10,000 for service on the Audit and Compensation Committees, and $5,000 for service on other standing committees.

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Corporate Governance

Our success is built on the trust we have earned from our customers, suppliers, distributors, associates, business partners and investors, and trust sustains our success. Part of this trust stems from our commitment to good corporate governance. The framework for our governance practices is found in our Corporate Governance Guidelines, which outline the operating principles of our Board of Directors and the composition and working processes of our Board and its committees. The Nominating and Governance Committee periodically review our Corporate Governance Guidelines and developments in corporate governance and will recommend proposed changes to the Board for approval.

In addition to the Corporate Governance Guidelines and the other policies and procedures described in this section, we highlight below certain of our corporate governance practices:

Board Membership and Participation

•	Directors who serve on our audit committee may serve on only two other public companies’ audit committees.
•	Other directors should not serve on more than four outside public company boards in addition to VWR’s Board.
•	Directors’ attendance at annual meetings is expected.

Prohibitions against Short Sales, Hedging, Margin Accounts and Pledging

Our Insider Trading Policy contains restrictions that, among other things:

•	prohibit short sales of VWR securities and derivative or speculative transactions in VWR securities;
•

prohibit the use of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of VWR securities; and

•	prohibit directors and executive officers from holding VWR securities in margin accounts or pledging VWR securities as collateral.

The Structure and Role of the Board of Directors

Board Leadership Structure

The Company’s current Board leadership structure is composed of a non-executive Chairman of the Board. We believe that having a non-executive Chairman of the Board emphasizes the importance of the Board’s objectivity and independence from management and best promotes the effective functioning of the Board’s oversight role. Our Chairman’s responsibility is to ensure that our Board functions properly and to work with our President and Chief Executive Officer to set the Board’s agenda. We expect our Chairman to facilitate communications among our directors and between the Board and senior management. While our Chairman provides independent leadership, he also works closely with our President and Chief Executive Officer to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board and assessing management’s performance.

The Board believes that it is in the best interest of the Company and its Stockholders for Mr. Kraemer to continue to serve as Chairman of the Company. Mr. Kraemer possesses significant knowledge and experience in our industry, and a deep understanding of VWR’s strategic objectives, all of which will continue to benefit the Company during the year ahead.

The Board does not believe that any single leadership structure is right for all companies at all times. As a result, the Board will periodically review its leadership structure to determine, based on the circumstances at that time, whether it and its committees are functioning effectively.

The Board’s Role in Risk Oversight

The Board, as a whole and through the Audit Committee, oversees risk management, which is designed to identify, evaluate and respond to our high priority risks and opportunities. This risk management approach facilitates constructive dialog at the senior management and Board level to proactively realize opportunities and manage risks. Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. Our management, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our company and provides regular updates to the Audit Committee and annual updates to the full board on the risk management program and reports on the identified high priority risks and opportunities.

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Corporate Governance (continued)

Our Compensation Committee considers the extent to which the executive compensation program may create risk for the Company. See “Executive Compensation—Compensation Discussion and Analysis—Compensation Philosophy and Objectives—How We Make Compensation Decisions.” In addition, our Nominating and Governance Committee considers risks related to succession planning for the Board of Directors and oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board.

Board Meetings and Attendance

Under VWR’s Corporate Governance Guidelines, our directors are expected to dedicate sufficient time to the performance of their Board duties, including by attending the annual meeting of stockholders, Board meetings and applicable committee meetings.

The Board met six times in 2014, including regularly scheduled and special meetings. Each director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served during 2014.

Board and Committee Evaluations

The Board of Directors annually assesses the effectiveness of the full Board, the operations of its committees and the contributions of director nominees. The Nominating and Governance Committee oversees the evaluation of the Board as a whole and its committees, as well as individual evaluations of those directors who are being considered for possible re-nomination to the Board.

Committees of the Board

There are four standing committees of the Board. The Board has adopted written charters for each committee, which are available on our website at investor.vwr.com under “Corporate Governance—Charters.”

Each of the Audit, Compensation, and Nominating and Governance Committees consists solely of directors who have been determined by the Board of Directors to be independent in accordance with Securities and Exchange Commission (“SEC”) regulations, NASDAQ listing rules and the Company’s director independence standards (including the heightened independence standards for members of the Audit and Compensation Committees), except for Mr. Alexos, who does not meet the heightened independence standards for service on the Audit Committee because he is a director of VWR Holdings, our largest stockholder. Given the transition period allowances for companies meeting the “controlled company” exemption, Mr. Alexos may continue to serve on our Audit Committee until October 1, 2015.

The following table sets forth the Board committees, the current members of each of the committees and the number of times the respective committees met in 2014:

	Audit	Compensation	Nominating and Governance	Finance
Harry M. Jansen Kraemer, Jr.*			X
Nicholas W. Alexos*	Chair			X
Robert L. Barchi*		X
Edward A. Blechschmidt*	X
Manuel Brocke-Benz				Chair
Thompson Dean*		X
Robert P. DeCresce*		X
Pamela Forbes Lieberman*	X
Carlos del Salto*	X
Timothy P. Sullivan*		Chair	Chair	X
Robert J. Zollars*		X	X
Number of 2014 meetings	6	4	1	1
*	Independent Director

Audit Committee

The Audit Committee is responsible for, among other matters:

•	appointing, compensating, retaining, overseeing and terminating our independent registered public accounting firm;
•	reviewing our independent registered public accounting firm independence from management;

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Corporate Governance (continued)

•	reviewing with our independent registered public accounting firm the scope of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•

overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual consolidated financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial reporting processes and controls and compliance with applicable legal and regulatory requirements;
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, financial reporting, internal controls or auditing matters; and
•	maintaining our compliance with legal and regulatory requirements and our Code of Ethics and Conduct (the “Code of Conduct”).

Each member of the Audit Committee is financially literate, and the Board of Directors has determined that each member qualifies as an “audit committee financial expert” under applicable SEC rules. No committee member currently sits on more than two other public company’s audit committee.

Compensation Committee

Our Compensation Committee is responsible for, among other matters:

•	reviewing and recommending to our Board of Directors the compensation of our chief executive officer;
•	reviewing and approving the compensation of other executive officers;
•	reviewing and approving equity compensation, employment agreements and other similar arrangements between us and our executive officers;
•	reviewing the performance of our chief executive officer;
•	reviewing and approving our stock plans and other incentive compensation plans; and
•	reviewing trends in management compensation.

The Compensation Committee has sole authority to retain or terminate any compensation consultant or other advisor used to evaluate senior executive compensation and may form and delegate authority to subcommittees when appropriate. The Compensation Committee also approves all engagements and services to be performed by any consultants or advisors to the Compensation Committee. To assist the Compensation Committee in discharging its responsibilities, the Committee has retained an independent compensation consultant—Pearl Meyer & Partners (the “Compensation Consultant”). The consultant reports directly to the Compensation Committee. For additional information about the independence of the Compensation Committee’s consultant, refer to “Compensation Discussion and Analysis—Compensation Philosophy & Objectives—How We Make Compensation Decisions—Guidance from the Independent Compensation Consultant.” For more information on the responsibilities and activities of the Compensation Committee, including its processes for determining executive compensation, see the “Executive Compensation—Compensation Discussion and Analysis” section.

Nominating and Governance Committee

Our Nominating and Governance Committee is responsible for, among other matters:

•	identifying individuals qualified to become members of the Board and considering stockholder nominations for membership to the Board consistent with criteria approved by the Board;
•	overseeing the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently;
•	identifying best practices and recommending corporate governance principles;
•	developing and recommending to the Board a set of corporate governance guidelines and principles applicable to us;
•	reviewing our Code of Conduct and our insider trading policy;
•	reviewing and approving related party transactions; and
•	reviewing and approving the compensation of our directors.

Finance Committee

Our Finance Committee is responsible for, among other matters:

•	reviewing our long-term business direction and goals and the strategy for maintaining that direction and achieving those goals;
•	reviewing with management and recommending to the Board overall financial plans, including capital expenditures, acquisitions and divestitures, securities issuances and incurrences of debt; and
•	approving certain financial commitments and acquisitions and divestitures by us up to specified levels.

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Corporate Governance (continued)

Communications with Directors

The Board of Directors welcomes input and suggestions. Stockholders and other interested parties wishing to contact any director individually or the directors as a group may do so by sending a written communication to the attention of the Company’s Corporate Secretary by mail at VWR Corporation, Corporate Secretary’s Office, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087.

Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

Stockholder Nominations for Directors

Our Nominating and Governance Committee has not adopted a written policy regarding Stockholder nominations for directors. The Nominating and Governance Committee shall, however, consider director candidates timely submitted by the Company’s stockholders in accordance with the notice provisions and procedures set forth in the Company’s Amended and Restated Bylaws, and shall apply the same criteria to the evaluation of those candidates as the Committee applies to other director candidates. The Nominating and Governance Committee will consider stockholder nominations for membership on the Board. The Nominating and Governance Committee will apply the same criteria to the evaluation of stockholder nominated candidates as it does to all other candidates. All stockholder nominations must be duly made by a qualifying stockholder not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.

Director Independence and Related Person Transactions

Director Independence

We are a “controlled company” under the NASDAQ listing rules because more than 50% of our outstanding voting power is held by VWR Holdings. See “VWR Stock Ownership.” As a result, we may rely upon the “controlled company” exception to the board of directors and committee independence requirements under such stock exchange. Pursuant to this exception, we are exempt from the rules that would otherwise require that our board of directors consist of a majority of independent directors and that its compensation committee and nominating and governance committee be composed entirely of independent directors. The “controlled company” exception does not modify the independence requirements for the audit committee, and we intend to comply with the requirements of Rule 10A-3 of the Exchange Act, Section 3 of the Sarbanes-Oxley Act and the corporate governance standards of NASDAQ, which require that our audit committee consist exclusively of independent directors within one year of our initial public offering.

While relying on the “controlled company” exception, the Board will assess at least annually the independence of directors and determine which members are independent. Our board of directors has affirmatively determined that each of Ms. Forbes Lieberman and Messrs. Kraemer, Alexos, Barchi, Blechschmidt, Dean, DeCresce, del Salto, Sullivan, and Zollars meets the definition of “independent director” under applicable SEC and NASDAQ listing rules.

Transactions with Related Persons

Our Nominating and Governance Committee is responsible for the review, approval and ratification of “related person transactions” between us and any related person pursuant to a written Related Person Transaction Policy adopted by our board of directors. “Related person transactions” include any transaction by the Company with a company or other entity that employs a “related person,” or in which a “related person” has a material ownership or financial interest. Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than of 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. In the course of its review and approval or ratification of a related-person transaction, the Nominating and Governance Committee will consider:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including the amount involved and type of transaction;

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Corporate Governance (continued)

•	the importance of the transaction to the related person and to our Company;
•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and
•	any other matters the Nominating and Governance Committee deems appropriate.

Any member of the Nominating and Governance Committee who is a related person with respect to a transaction under review will not be able to participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Certain Related Persons Transactions

Management Services Agreement

Prior to the completion of our initial public offering, we were party to a management services agreement with affiliates of Madison Dearborn Partners, LLC (“Madison Dearborn”) and Avista Capital Partners, L.P. (“Avista” and, together with Madison Dearborn, the “Sponsors”) (the “Management Services Agreement”) pursuant to which they provided us with management and consulting services and financial and other advisory services. Pursuant to the Management Services Agreement, the Sponsors earned an annual management fee of $2.0 million and reimbursement of out-of-pocket expenses incurred in connection with the provision of management and consulting services and financial and other advisory services, as well as board level services. In addition, the Sponsors also were entitled to receive a placement fee of 2.5% of any equity financing that they provided to us prior to a public offering of our common stock. The Management Services Agreement included customary indemnification provisions in favor of the affiliates of the Sponsors.

In connection with our initial public offering, the parties terminated the Management Services Agreement. Following the termination of the Management Services Agreement, the Sponsors have continued to provide mutually agreeable management support services to the Company without payment of any additional consideration.

Income Tax Receivable Agreement

In connection with our initial public offering, we entered into an Income Tax Receivable Agreement (the “ITRA”) that provides Varietal Distribution Holdings, LLC (“VWR Holdings”) with the right to receive payment from us of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that we and our subsidiaries actually realize (or are deemed to realize in the case of a change of control, certain subsidiary dispositions or certain other events, as discussed below) as a result of the utilization of our and our subsidiaries’ net operating losses attributable to periods prior to the initial public offering.

While the actual amount and timing of any payments under the ITRA will vary depending upon a number of factors, including the amount and timing of the taxable income we and our subsidiaries generate in the future, and our and our subsidiaries’ use of net operating loss carryforwards, we expect that during the term of the ITRA the payments that we may make could be material.

At December 31, 2014, we reported a liability of $172.9 million for the ITRA, which represents 85% of the full obligation for applicable recognized deferred tax assets. The value of the liability assumes no material changes in the relevant tax law, and that we and our subsidiaries earn sufficient taxable income to realize the full tax benefits subject to the ITRA. As of December 31, 2014, no payments have been made under the ITRA, but we determined that $9.8 million of payments will be due under the ITRA in 2015.

Nomination of our Directors

In connection with our initial public offering, we entered into a Director Nomination Agreement with VWR Holdings that provides VWR Holdings the right to designate nominees for election to our board of directors for so long as VWR Holdings beneficially owns 10% or more of the total number of shares of our common stock then outstanding. Madison Dearborn Partners may cause VWR Holdings to assign its designation rights under the Director Nomination Agreement to Madison Dearborn Partners or to a Madison Dearborn Partners affiliate so long as Madison Dearborn Partners and its affiliates are the beneficial owners of 50% or more of VWR Holdings’ voting equity interests.

The number of nominees that VWR Holdings is entitled to designate under this agreement will bear the same proportion to the total number of members of our board of directors as the number of shares of common stock beneficially owned by VWR Holdings bears to the total number of shares of common stock outstanding, rounded up to the nearest whole number. In

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Corporate Governance (continued)

addition, VWR Holdings shall be entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of the director’s term regardless of VWR Holdings’ beneficial ownership at such time. VWR Holdings shall also have the right to have its designees participate on committees of our board of directors proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. This agreement will terminate at such time as VWR Holdings owns less than 10% of our outstanding common stock.

Registration Rights Agreement

In connection with our initial public offering, we entered into a registration rights agreement with VWR Holdings. VWR Holdings is entitled to request that the Company register its shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” VWR Holdings is also entitled to participate in certain registered offerings by the Company, subject to the restrictions in the registration rights agreement. The Company will pay VWR Holdings’ expenses in connection with VWR Holdings’ exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our common stock held by VWR Holdings as of the closing of the initial public offering, (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions, and (iii) any of our common stock held by Madison Dearborn Partners and its affiliates (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act or repurchased by us or our subsidiaries. In addition, with the consent of the Company and holders of a majority of Registrable Securities, any Registrable Securities held by a person other than Madison Dearborn Partners, Avista and their respective affiliates will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.

Miscellaneous

We sell certain products to Rutgers University, The State University of New Jersey, for which Dr. Barchi became the President in September 2012. In 2014, we had less than $3.1 million of net sales to Rutgers University.

We sell certain products to Sage Products, LLC, which is a portfolio company of affiliated funds of Madison Dearborn Partners. In 2014, we had less than $0.3 million of net sales to Sage Products, LLC.

We purchase certain products from Acino Pharma, which is a portfolio company of affiliated funds of Avista. In 2014, we had less than $0.5 million of purchases from Acino Pharma.

We sell certain products to Lantheus Medical Imaging and AngioDynamics, which are portfolio companies of affiliated funds of Avista. In 2014, we had less than $0.7 million and $0.3 million of net sales to Lantheus Medical Imaging and AngioDynamics, respectively.

Compensation Committee Interlocks and Insider Participation

Messrs. Sullivan (Chairman), Barchi, Dean, DeCresce and Zollars are the members of our Compensation Committee, and none of them is or has been our officer or employee. Mr. Sullivan is a Managing Director of Madison Dearborn Partners, which controls the Company. For a description of the transactions between us and Madison Dearborn Partners, see “Corporate Governance—Director Independence and Related Person Transactions—Certain Related Persons Transactions.” Apart from this relationship, no member of the Compensation Committee has any relationship that would be required to be reported under Item 404 of Regulation S-K. No member of the Compensation Committee serves or served during the most recent fiscal year as a member of the board of directors or compensation committee of a company that has one or more executive officers serving as a member of the Board or Compensation Committee.

Code of Ethics and Conduct

We have adopted our Code of Conduct that applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer, Corporate Controller, Chief Accounting Officer and all professionals in finance and finance-related departments. We have also adopted a code of ethics for senior financial officers that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and all persons performing similar functions. This Code of Conduct and the code of ethics for senior financial officials is available on our corporate website at investor.vwr.com. If we make any substantive amendments to the Code of Conduct or the code of ethics for our senior financial officials, or grant any waiver from any provision of such code of ethics for our senior financial officials, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

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2015 PROXY STATEMENT

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and beneficial owners with greater than ten percent ownership are also required by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based on a review of such reports, we believe that during our last fiscal year, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

VWR Stock Ownership

The following table sets forth information regarding the beneficial ownership of our common stock by:

•	each person who is known by us to own beneficially more than 5% of our outstanding common shares;
•	each of our directors and our named executive officers; and
•	our directors and executive officers as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within sixty days of March 31, 2015 are deemed to be beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on shares of common stock to be outstanding. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. We have not included in the following table the number of shares of common stock that certain of our executive officers and directors may be deemed to indirectly own as a result of being investors of VWR Holdings because none of such officers or directors exercise indirect voting or investment power with respect to our common stock.

Except as otherwise indicated, information on the number of shares beneficially owned is as of March 31, 2015, and the percentage of beneficial ownership is based on 131,358,700 shares outstanding as of March 31, 2015.

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2015 PROXY STATEMENT

VWR Stock Ownership (continued)

Name of Beneficial Owner	Shares beneficially owned	Percent of Class
VWR Holdings(1)	102,000,000	77.6%
Manuel Brocke-Benz(2)(3)	1,000	*
Gregory L. Cowan(2)	—	—
Peter Schuele(2)	—	—
Mark T. McLoughlin(2)	—	—
George Van Kula(2)	—	—
Harry M. Jansen Kraemer, Jr.(2)(4)	3,770	*
Nicholas W. Alexos(1)(4)	102,003,770	77.7
Robert L. Barchi(2)(4)	3,770	*
Edward A. Blechschmidt(2)(4)	3,770	*
Thompson Dean(4)	3,770	*
Robert P. DeCresce(2)(4)	3,770	*
Pamela Forbes Lieberman(2)(4)	3,770	*
Carlos del Salto(2)(4)	3,770	*
Timothy J. Sullivan(1)(4)	102,003,770	77.7
Robert J. Zollars(2)(4)	3,770	*
All Executive Officers and Directors as a Group (20 persons)	102,038,700	77.7%

*	Indicates beneficial ownership of less than 1% of the outstanding shares.
(1)	Voting and dispositive power with respect to the common stock held by VWR Holdings is exercised by its board of managers, which is comprised of Messrs. Alexos and Sullivan. Madison Dearborn Capital Partners V-A, L.P. (“MDP V-A”), Madison Dearborn Capital Partners V-C, L.P. (“MDP V-C”), Madison Dearborn Capital Partners V Executive-A, L.P. (“MDP Executive”), MDCP Co-Investors (Varietal), L.P. (“Varietal-1”) and MDCP Co-Investors (Varietal-2), L.P. (“Varietal-2” and together with MDP V-A, MDP V-C, MDP Executive and Varietal-1, the “MDP Funds”) are the controlling equityholders of VWR Holdings. Madison Dearborn Partners V-A&C, L.P. (“MDP A&C”) is the general partner of each of the MDP Funds. Messrs. Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP A&C that have the power, acting by majority vote, to vote or dispose of the units directly held by the MDP Funds. Madison Dearborn Partners, LLC (“MDP”) is the general partner of MDP A&C and has the ability to direct the investment decisions of MDP A&C, including the power to direct the decisions of MDP A&C regarding the vote or disposition of securities directly held by VWR Holdings. Messrs. Alexos, Sullivan, Finnegan and Mencoff each hereby disclaims any beneficial ownership of any shares directly held by the MDP Funds. The address for MDP, MDP A&C, the MDP Funds and Messrs. Alexos, Sullivan, Finnegan and Mencoff is c/o Madison Dearborn Partners, LLC, Three First National Plaza, Suite 4600, 70 West Madison Street, Chicago, Illinois 60602.
(2)	Messrs. Brocke-Benz, Cowan, Schuele, McLoughlin, Van Kula, Kraemer, Barchi, Blechschmidt, DeCresce, del Salto and Zollars and Ms. Forbes Lieberman are investors in VWR Holdings. None of the foregoing persons has direct or indirect voting or dispositive power with respect to the shares of the Company’s common stock held of record by VWR Holdings.
(3)	Consists of 1,000 shares held by Mr. Brocke-Benz’s son and daughter which are deemed to be beneficially owned by Mr. Brocke-Benz.
(4)	Common stock and the percent of class listed as being beneficially owned by our non-management directors include outstanding options to purchase common stock, which are exercisable within 60 days of March 31, 2015.

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2015 PROXY STATEMENT

Item 2 Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors and the Audit Committee recommend that the stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015. The Audit Committee approved the selection of KPMG LLP as our independent registered public accounting firm for 2015. KPMG LLP is currently our independent registered public accounting firm.

Although the Company is not required to seek Stockholder approval of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

We have been advised that a representative of KPMG LLP will attend the Annual Meeting of Stockholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” ITEM 2, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

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2015 PROXY STATEMENT

Item 2 Ratification of Appointment of Independent Registered Public Accounting Firm (continued)

Report of the Audit Committee

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s systems of internal controls. The independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the accuracy of the Company’s consolidated financial statements and the effectiveness of the Company’s internal controls. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2014. The Audit Committee has discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles and the matters required to be discussed under the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees (AS 16). The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence. In considering the independence of the Company’s independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described below.

In reliance on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

Nicholas W. Alexos, Chair

Edward A. Blechschmidt

Pamela Forbes Lieberman

Carlos del Salto

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Item 2 Ratification of Appointment of Independent Registered Public Accounting Firm (continued)

Principal Accounting Fees and Services

KPMG LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2014 and 2013. Fees and expenses for services rendered by KPMG LLP in 2014 and 2013 were approved by our Audit Committee. We have determined that the provision of these services is compatible with maintaining the independence of our independent registered public accounting firm.

The following table presents KPMG LLP’s fees and expenses for services rendered to us for the past two fiscal years (in thousands):

	Year Ended December 31,
	2014	2013
Audit Fees(1)	$3,781	$2,495
Audit-Related Fees(2)	10	89
Tax Fees(3)	96	115
All Other Fees	—	—
Total	$3,887	$2,699
(1)	2014 and 2013 audit fees relate to the audit of our consolidated financial statements, the review of our quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States) and statutory audits. The 2014 audit fees also include procedures and comfort letters related to registration statements.
(2)	Audit-related services in 2014 and in 2013 relate to due diligence assistance and agreed upon procedures in support of statutory requirements.
(3)	Tax fees in 2014 and 2013 relate to tax compliance services.

Pre-Approval Policy for Auditor Services

The Audit Committee has the sole and direct responsibility and authority for the appointment, termination and compensation to be paid to the independent registered public accounting firm. The Committee has the responsibility to approve, in advance of the provision thereof, all audit services and permissible non-audit services to be performed by the independent registered public accounting firm as well as compensation to be paid with respect to such services.

Our Audit Committee Charter authorizes the Committee to delegate authority to pre-approve audit and permissible non-audit services to a member of the Committee. Any decisions made by such member under delegated authority, must be presented to the full Committee at its next scheduled meeting.

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2015 PROXY STATEMENT

Item 3 Advisory Approval of Named Executive Officer Compensation

As required pursuant to Section 14A of the Securities Exchange Act of 1934, the Board of Directors is asking you to approve, on an advisory basis, the executive compensation programs and policies and the resulting 2014 compensation of the individuals listed in the 2014 Summary Compensation Table on page 42 (our “named executive officers”) as described in this proxy statement.

Because the vote is advisory, the result will not be binding on the Compensation Committee and it will not affect, limit or augment any existing compensation or awards. The Compensation Committee will, however, take into account the outcome of the vote when considering future compensation arrangements.

We believe you should read the Compensation Discussion and Analysis and compensation tables and also consider the factors below in determining whether to approve this proposal. As described in the Compensation Discussion and Analysis, the Compensation Committee has designed our compensation programs with the objective of driving sustained, meaningful and profitable growth and stockholder value creation through its focus on three long-standing VWR compensation philosophies:

•	Attract and Retain Talent. Executive compensation should be market-competitive in order to attract, motivate, retain and reward talented executives with a performance-driven mindset.

•	Pay for Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.

•	Align with Stockholder Interests. Executives’ interests should be aligned with stockholder interests through the risks and rewards of VWR equity ownership.

The Board of Directors recommends the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Board of Directors recommends a vote “FOR” ITEM 3, to approve, on an advisory basis, the compensation of the Company’s named executive officers, as stated in the above resolution.

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2015 PROXY STATEMENT

Item 4 Advisory Vote on the Frequency of the Advisory Approval of Named Executive Officer Compensation

As required pursuant to Section 14A of the Securities Exchange Act of 1934, the Board of Directors is asking you to approve, on an advisory basis, whether a non-binding stockholder advisory approval of the compensation of our named executive officers should occur every one, two or three years.

Because the vote is advisory, the result will not be binding on the Compensation Committee and it will not affect, limit or augment any existing compensation or awards. The Compensation Committee will, however, take into account the outcome of the vote when determining how often a non-binding stockholder advisory approval of the compensation of our named executive officers should occur.

The Board of Directors has determined that seeking advisory approval of named executive officer compensation every year is the best approach for the Company based on a number of considerations. These considerations include that this frequency aligns with the interests of stockholders, provides more consistent and direct communication and reflects sound corporate governance principles.

Stockholders are not voting to approve or disapprove of the Board’s recommendation. Instead, the proxy card provides stockholders with four choices with respect to this proposal: (1) 1 year; (2) 2 years; (3) 3 years; or (4) abstaining from voting on the proposal. For the reasons discussed above, we are asking our stockholders to indicate their support for the non-binding advisory approval of named executive officer compensation to be held every year.

The Board of Directors recommends a vote for “1 year” as the frequency of the non-binding advisory approval of named executive officer compensation.

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2015 PROXY STATEMENT

Executive Compensation

Compensation Discussion and Analysis

This compensation discussion and analysis (our “CD&A”) provides an overview of our executive compensation philosophy and the material elements of compensation earned by our named executive officers with respect to the year ended December 31, 2014.

Our named executive officers consist of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (“named executive officers”). For 2014, the named executive officers were:

Name	Title
Manuel Brocke-Benz	Director, President and Chief Executive Officer
Gregory L. Cowan	Senior Vice President and Chief Financial Officer
Peter Schuele	Senior Vice President and President, EMEA-APAC Lab and Distribution Services
Mark T. McLoughlin	Senior Vice President and President, Americas Lab and Distribution Services
George Van Kula	Senior Vice President, Human Resources, General Counsel and Secretary

This CD&A is divided into three sections:

Executive Summary	• 2014 Business Highlights • Our IPO and its Impact on Executive Compensation • 2014 Compensation Actions for Our Named Executive Officers • Our Executive Compensation Practices
Compensation Philosophy & Objectives — How We Make Compensation Decisions

•   Our Compensation Philosophy and Objectives

•   Role of the Compensation Committee and our Executive Officers

•   Guidance from Independent Compensation Consultant

•   Benchmarking

•   Accounting and Tax Considerations

Elements of Compensation — What We Pay and Why

•   Base Salary, Performance-Based Cash Incentive Compensation, Post-IPO Long-Term Incentive Program and Other Components of Compensation

•   Pre-IPO Historic Long-Term Incentive Program

•   2015 Executive Compensation Preview

Executive Summary

2014 Business Highlights

2014 saw the continued expansion of our position as a leading independent provider of laboratory products, services and solutions to the global life science, general research and applied markets. We did this by expanding our relationships with our global strategic customers, developing new products and services, increasing sales of private label products, enhancing our value-added services offerings under the VWRCATALYST brand, expanding our chemical manufacturing capabilities and continuing the globalization of our best practices. In 2014 we delivered:

•	Net sales growth of 4.5%, up 3.1% on an organic basis.
•	Adjusted EBITDA growth of 7.4%.
•	Adjusted Net Income growth of 29.1%.
•	Adjusted EPS growth of 28.7%.
•	Free Cash Flow of $157.5 million, up from $155.6 million in 2013.

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2015 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis (continued)

In addition, we strengthened our balance sheet by lowering our Net Leverage ratio to 4.4X at the end of 2014, compared to 6.4X at the end of 2013. Our strengthened balance sheet significantly lowers our interest burden and increases our financial flexibility as we move forward.

See Appendix A for information about our non-GAAP financial measurements, including reconciliations to the most directly comparable GAAP-based financial measurements.

Our IPO and its Impact on Executive Compensation

2014 was an exciting year for us — we successfully completed our IPO in October and became a public company again, with our shares trading on NASDAQ. We were a public company from 1985 until 1999, when we became privately held, initially by Merck KGaA and ultimately by private equity funds managed by Madison Dearborn Partners.

In light of our IPO, the Compensation Committee undertook a thorough review of our overall executive compensation program in 2014 with guidance from its independent compensation consultant. The Compensation Committee’s goal was to implement a public company executive compensation program that would continue to drive above-market results and that was built upon a compensation philosophy that was designed to attract, retain and motivate high-caliber, execution oriented executives. We believe the following philosophies have facilitated our ability to compete for talent as a private company and has been a key contributor to our long-term success.

Attract and Retain Talent	Provide a level of compensation based on appropriate benchmarks to attract, motivate, retain and reward talented executives who have the ability to contribute to our success, and encourage management to place its primary focus on strategic, financial and operational priorities affecting the business
Pay for Performance	Support a “pay-for-performance” culture that rewards strong financial, operating and individual performance, through the use of cash and equity-based incentives and encourages the achievement of short-term and long-term objectives
Align with Stockholder Interests	Align the interests of management with those of our other stockholders thereby providing incentive for, and rewarding, the attainment of objectives that inure to the benefit of our stockholders

Our Compensation Committee does not have a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee reviews relevant internal and external compensation data to determine the appropriate level and mix of incentive compensation, consistent with the goals noted above.

As a result of its review and supported by industry-relevant market data, the Compensation Committee made certain changes outlined in the chart below prior to the initial public offering, primarily focusing on our long-term incentives, which as a private company did not correspond to typical public company incentives. No adjustments were made to the structure of our

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2015 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis (continued)

annual incentive award (cash bonus) given that it has been effective at driving performance. The chart below also highlights the alignment of both our pre- and post-IPO executive compensation programs with short-term and long-term Company performance and stockholder value creation.

Our Pre- and Post-IPO Executive Compensation Program

Compensation Component	Pre-IPO	Post-IPO
Base Salary	Fixed compensation, market data derived	No changes; increases approved at the September 2014 Board Meeting

Annual Incentive Award

Management Incentive Plan

•    Year-over-year growth in Internal EBITDA, adjusted for acquisitions completed during the year

•    Internal operating segment payouts limited by consolidated EBITDA-based payout

No changes

Long-Term Incentives	VWR Holdings Equity Plan(1) • Purchased equity in private equity vehicle • Grants of time and performance-based incentive units in private equity vehicle • No annual grant program

VWR Holdings Equity Plan(1)

•    Retained investment in private equity vehicle; no new grants or investments

•    Accelerated vesting for certain units upon IPO

Stock Options under VWR Equity Incentive Plan

•    Only have value if VWR stock price increases

•    40% vested in two years with remainder vesting ratably over next three years

•    Seven year maximum term

(1)	Each of our executive officers, along with certain other members of our management, has purchased equity and received grants of equity in VWR Holdings pursuant to the Varietal Distribution Holdings, LLC 2007 Securities Purchase Plan (the “VWR Holdings Equity Plan”), which was established at the time of the Madison Dearborn’s acquisition of VWR to encourage our executive officers and management investors to continue to operate the business in a manner that enhances equity value. Additional information about the VWR Holdings Equity Plan is provided under “Elements of Compensation — Pre-IPO Historic Long-Term Incentive Program.”

The charts below demonstrate how our post-IPO named executive officer compensation design emphasized performance-based and long-term incentive compensation during 2014 (based on target total direct compensation).

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Executive Compensation | Compensation Discussion and Analysis (continued)

2014 Compensation Actions for our Named Executive Officers

Summary of Actions

Consistent with our executive compensation philosophies and objectives, in establishing 2014 compensation for our named executive officers, the Compensation Committee considered each named executive officer’s prior performance, compensation levels paid to similarly situated executive officers at the Company, market data and input from the Compensation Committee’s independent compensation consultant. For 2014, the Compensation Committee made the following decisions with respect to the compensation of our named executive officers:

•	no increases to the base salaries of any of the executive officers for 2014;
•

in lieu of base salary increases for certain of the named executive officers in 2014, the issuance of common units under the VWR Holdings Equity Plan in December 2013 in the following amounts: 2,600 Class A Common Units to Mr. Brocke-Benz, 650 Class A Common Units to Mr. Cowan and 1,713 Class A Common Units to Mr. Van Kula; and

•

Management Incentive Plan focused exclusively on year over year growth in Internal EBITDA (See “Elements of Compensation—What We Pay and Why—Performance-based Cash Incentive Program” for a description of Internal EBITDA).

Long Term Incentives: Equity Awards

Upon pricing of the IPO, we awarded Messrs. Brocke-Benz, Cowan, Schuele, McLoughlin and Van Kula $3,015,000, $994,950, $783,900, $783,900 and $783,900 worth of options, respectively, pursuant to the 2014 Equity Incentive Plan. Based on their grant date fair value of $6.70 per option, calculated using the Black-Scholes option pricing model, Messrs. Brocke-Benz, Cowan, Schuele, McLoughlin and Van Kula were awarded options to purchase 450,000, 148,500, 117,000, 117,000 and 117,000 shares of common stock, respectively.

The options granted to our named executive officers were unvested on the date of grant and have a seven year term, vesting over five years, with 40 percent vesting on the second anniversary and five percent vesting quarterly thereafter, subject to the recipient continuously providing services to us through each such date.

Our Executive Compensation Practices

As part of its pre-IPO review of our executive compensation program, the Compensation Committee confirmed several long-standing VWR compensation policies and practices and adopted certain new policies and practices to further align our executive compensation program with stockholder interests.

Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

What we have	What we don’t have

✓    Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance

✓    Long-term objectives aligned with the creation of stockholder value

✓    Market comparison of executive compensation against a relevant peer group

✓    Use of an independent compensation consultant reporting directly to the Compensation Committee

✓    Compensation recovery (“clawback”) policy for our equity based long-term incentive program

✗    No hedging or short sales of Company stock, or pledging of Company stock except in limited circumstances with pre-approval

✗    No option grants below 100% fair market value

✗    No enhanced severance benefits upon a change of control

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2015 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis (continued)

Compensation Philosophy & Objectives — How We Make Compensation Decisions

Our Compensation Philosophy and Objectives

The Compensation Committee’s overall philosophy is to create value for our stockholders by using all elements of executive compensation to reinforce a results-oriented management culture focusing on our level of earnings, the achievement of both short-term and long-term goals and objectives, and specific individual performance measures. As part of its oversight responsibility, the Compensation Committee considers the impact of our risk profile and seeks to maintain a balanced compensation program that does not incentivize undue or inappropriate risks that are reasonably likely to have a material adverse effect on us. At the beginning of 2014, our philosophy was that base salaries should be at or near the 50th percentile of our peer group and that the combination of base salaries plus performance-based cash incentive compensation should be set at or near the 60th percentile in order to retain our executives or, when necessary, attract new executives. The Compensation Committee also believed that equity participation opportunities should be set at or near the 75th percentile of our peer group so that the interests of our executive officers are aligned with our other equity holders.

In light of our IPO, the Compensation Committee, in consultation with the Compensation Consultant, reviewed its approach to executive compensation with the goal of structurally aligning the elements of compensation with the median of relevant industry standards, while also providing additional flexibility to recognize strong company and individual performance. Consistent with our “pay-for-performance” philosophy and executive compensation program objectives, adjustments to executive compensation are expected to be based on many factors, not only peer group percentiles, and should include tenure, value to the organization, individual and Company performance with reference to the compensation levels paid to similarly situated executive officers at the Company, as well as market data to provide a perspective on external practices.

Role of the Compensation Committee and our Executive Officers

The Compensation Committee recommends the compensation of our Chief Executive Officer, which is ultimately determined by our Board, and determines the compensation of each of our other executive officers. In setting the compensation of our Chief Executive Officer, the Compensation Committee takes into account the Nominating and Governance Committee’s review of the Chief Executive Officer’s performance. In setting the compensation of our other executive officers, the Compensation Committee takes into account the Chief Executive Officer’s review of each executive officer’s performance and his recommendations with respect to their compensation. The Compensation Committee’s responsibilities regarding executive compensation are further described in the “Corporate Governance” section of this Proxy Statement.

Guidance from Independent Compensation Consultant

Pearl Meyer & Partners provides executive compensation consulting services to the Compensation Committee. In 2014, the Compensation Consultant provided services related to IPO planning and our post-IPO compensation program, including the design of our new long-term incentive plan and the equity reserved under this plan; the design of a revised non-employee director compensation program; assistance with this CD&A; and review of peer group compensation data. The Compensation Consultant is retained by and reports to the Compensation Committee and, at the request of the Compensation Committee, participates in committee meetings. The Compensation Consultant did not provide any additional services, beyond what has already been stated above, to the Company in 2014. The Compensation Committee reviewed the independence of the Compensation Consultant under NASDAQ and SEC rules and concluded that the work of the Compensation Consultant has not raised any conflict of interest.

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2015 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis (continued)

Benchmarking

Our Compensation Committee reviews and evaluates both performance and compensation at least annually to ensure that we maintain our ability to attract and retain highly qualified executive officers. As part of this evaluation process in 2014, the Compensation Committee reviewed market data gathered by management regarding the compensation programs implemented by the following peer group of companies:

Agilent Technologies, Inc. Allergan, Inc. C.R. Bard, Inc. Cintas Corp. Grainger (W.W.) Inc. Henry Schein, Inc. Hospira, Inc. Mylan, Inc. Omnicare, Inc.	Owens & Minor, Inc. Patterson Companies, Inc. PerkinElmer Inc. Sigma-Aldrich Corp. Thermo-Scientific Inc. United Stationers Inc. Waters Corp. Wesco International, Inc.

The Compensation Committee believes that these companies are an appropriate peer group for comparison purposes because they compete with us for talent, they have business models similar to ours and/or they represent an appropriate cross-section of the industries in which we are engaged or serve (i.e., they include companies in the biotech, distribution, medical instrument, medical supply and pharmaceutical industries).

Accounting and Tax Considerations

In determining which elements of compensation are to be paid, and how they are weighted, we also take into account whether a particular form of compensation will be deductible under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) (“162(m)”). 162(m) generally limits the deductibility of compensation paid to our named executive officers to $1 million during any fiscal year unless such compensation is “performance-based” as defined by 162(m) or its corresponding regulations. However, there is a 162(m) transition rule that provides an exception for compensation plans or agreements of corporations which are privately held and which become publicly held in an initial public offering. Such compensation paid under a plan or agreement that existed prior to the initial public offering will not be subject to 162(m) until the earliest of (1) the expiration of the plan or agreement, (2) a material modification of the plan or agreement, (3) the issuance of all employer stock and other compensation that has been allocated under the plan, or (4) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the year of the initial public offering (the “Transition Date”). After the Transition Date, rights or awards granted under the plan, other than stock options and stock appreciation rights, will not qualify as “performance-based compensation” for purposes of 162(m) unless such rights or awards are granted or vest upon pre-established objective performance goals, the material terms of which are disclosed to and approved by our stockholders.

We considered the impact of 162(m) when developing and implementing our executive compensation program. Cash incentive awards and performance-based equity awards, including stock options, generally are designed to meet the deductibility requirements. We believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under 162(m). Amounts paid under any of our compensation programs, including salaries, cash incentive awards, performance stock awards, and other equity awards, may not qualify as performance-based compensation that is excluded from the 162(m) limitation on deductibility.

Many other Code provisions, SEC regulations, and accounting rules affect the payment of executive compensation and are generally taken into consideration as programs are developed. Our goal is to create and maintain plans that are efficient, effective, and maintain flexibility in order to accomplish executive compensation program objectives.

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2015 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis (continued)

Elements of Compensation — What We Pay and Why

As noted above, in light of our IPO, the Compensation Committee undertook a comprehensive review of our executive compensation in 2014. This section describes both our pre-IPO and post-IPO compensation programs, including elements that will not be a part of our compensation program going forward. Our 2015 post-IPO executive compensation program is previewed under “2015 Executive Compensation Preview.”

Our 2014 executive compensation program consisted of the following principal elements: base salary, annual performance-based cash incentive compensation; long-term incentive compensation; retirement and other benefits and perquisites and other personal benefits. Each of our 2014 executive compensation program elements is described in detail below and individual compensation decisions for each of our named executive officers are discussed in “2014 Compensation Actions for our Named Executive Officers.”

Base Salary

The Compensation Committee determines (or, in the case of our Chief Executive Officer, recommends to the Board, which then determines) base salaries for our executive officers that it believes align with its compensation objectives to reward strong performance and to attract and retain key executives. Base salaries are subject to the Compensation Committee’s annual review, and the Compensation Committee generally targets the market median of our peer group when setting or recommending base salaries for the executive officers. The annual review includes a review of competitive market compensation data, and each executive officer’s compensation relative to other officers in the Company, position and responsibilities, and individual performance over given periods. The Compensation Committee also considers general economic and industry conditions, company performance and executive compensation trends. In addition, the Compensation Committee consults with the Chief Executive Officer when reviewing and considering changes to the base salaries of the executive officers other than our Chief Executive Officer.

It is the Compensation Committee’s philosophy that most executive officers who are performing well would be provided salaries generally consistent with the market median based upon similarly situated executive officers of the companies comprising our peer group. Variations to this objective could occur as dictated by the experience level of the individual and market factors, as well as our performance, general economic conditions, retention concerns and other individual circumstances.

Performance-Based Cash Incentive Compensation

Target bonus percentages (expressed as a percentage of base salary) under the Management Incentive Plan (the “MIP”) are reviewed annually by the Compensation Committee. Actual bonus payments under the MIP for a given year, if any, are determined based on company and individual achievement with respect to predetermined performance measures approved by the Compensation Committee. The predetermined performance measures are consistent with our financial and operational objectives. The Compensation Committee has discretion to modify all or any portion of any award as it deems necessary or appropriate.

For 2014, each of our named executive officer’s MIP payment was based upon achievement of year-over-year growth in an internal performance-based metric similar to earnings before interest, taxes, depreciation and amortization, based on our annual operating plan (“Internal EBITDA”). Internal EBITDA is a financial measure that is used by our senior management to establish financial earnings targets in its annual operating plan, and differs from the term “EBITDA” as it is commonly used. Internal EBITDA is generally calculated as income before consolidated net interest expense, consolidated income taxes, consolidated depreciation and amortization, and includes adjustments for certain items that we do not expect to recur and the impacts resulting from changes in accounting principles. Internal EBITDA is calculated using fixed foreign currency exchange rates, which generally are established during the fourth quarter of the preceding year in connection with the development of the operating plan for the year to ensure that management is focused on long-term growth and not on short-term changes in foreign currency exchange rates. In addition, Internal EBITDA targets are adjusted for acquisitions made during the year. The threshold, target and maximum payout opportunities under the 2014 MIP are set forth below:

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Executive Compensation | Compensation Discussion and Analysis (continued)

Internal EBITDA Performance Goal

Payout Opportunity (1)	Internal EBITDA ($, in millions)	% Attainment of Performance Goal
Maximum	474.7	200%
Target	459.5	100
Threshold	433.3	0
(1)

Payouts are determined based on various performance achievement levels for Internal EBITDA. Once we achieve the Threshold, payouts for performance between Threshold and Target and between Target and Maximum are modified based on the performance of each internal operating segment such that the aggregate payout cannot exceed the Maximum.

2014 MIP Results and Payouts

Name	2014 Target Management Incentive (percentage of base salary)	2014 Target Management Incentive Amount ($)	2014 Actual Annual Incentive Amount ($)
Manuel Brocke-Benz	100%	800,000	516,330
Gregory L. Cowan	75	341,250	220,247
Peter Schuele(1)(2)	75	333,853	290,038
Mark T. McLoughlin(2)	75	318,750	256,204
George Van Kula	75	320,508	206,860
(1)	The Actual Annual Incentive Amount for Mr. Schuele has been converted from euros to U.S. dollars based on the exchange rate as of the close of business on December 31, 2014 (1.21090).
(2)

For Messrs. McLoughlin and Schuele, 50%, of MIP payout is based on the Internal EBITDA attributable to their respective business units, on which they achieved 104.1% and 136.4%, respectively, and 50% is based on consolidated Internal EBITDA.

Post-IPO Long-Term Incentive Program

The Compensation Committee believes that equity awards are a key component of our executive compensation program because they help us attract, motivate and retain executive talent. In connection with our IPO, we adopted the 2014 Equity Incentive Plan, which enables us to grant stock options, stock appreciation rights, restricted stock, restricted stock units and other cash-based awards, and to subject those awards to vesting to promote a long-term perspective. Directors, officers and other employees of us and our subsidiaries, as well as others performing consulting or advisory services for us, are eligible for grants under the 2014 Equity Incentive Plan. The purpose of the 2014 Equity Incentive Plan is to provide incentives that will attract, retain and motivate high-performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards through a proprietary interest in our long-term success.

Upon pricing of the IPO, we awarded Messrs. Brocke-Benz, Cowan, Schuele, McLoughlin and Van Kula $3,015,000, $994,950, $783,900, $783,900 and $783,900 worth of stock options, respectively, pursuant to the 2014 Equity Incentive Plan. Based on their grant date fair value of $6.70 per option, calculated using the Black-Scholes option pricing model, Messrs. Brocke-Benz, Cowan, Schuele, McLoughlin and Van Kula were awarded options to purchase 450,000, 148,500, 117,000, 117,000 and 117,000 shares of common stock, respectively.

The options granted to our named executive officers upon completion of the IPO were unvested as of the date of grant, and vest over five years, with 40 percent vesting on the second anniversary and five percent vesting quarterly thereafter, subject to the recipient continuously providing services to us through each such date. The stock options have a seven year term, and the exercise price of the options is the initial public offering price.

Other Components of 2014 Executive Compensation Program

Retirement and Other Benefits

German Pension Plan. Mr. Brocke-Benz is entitled to benefits under a pension scheme (the “German Pension Plan”), the obligations under which our German subsidiary, VWR International GmbH, assumed from Merck KGaA in connection with its disposition of the Company. Additional details regarding this pension plan are provided under “Executive Compensation Tables-Pension Benefits.”

Savings Plan. We sponsor the VWR International Retirement Savings 401(k) Plan (the “Savings Plan”), which is a tax-qualified retirement savings plan. Pursuant to the Savings Plan, which is available to all U.S.-based employees including our U.S.-based

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Executive Compensation | Compensation Discussion and Analysis (continued)

named executive officers, our employees are able to contribute the lesser of up to 99% of their earnings or the limit prescribed by the Internal Revenue Service, on a before-tax basis. We will match 100% of the first 4% of pay that is contributed to the Savings Plan, subject to earnings limitations under applicable federal income tax rules. In addition, we may make a supplemental contribution of up to 2% of pay to all eligible participants, including named executive officers, if we meet certain internal performance measures. Performance-based contributions, if any, are also subject to earnings limitations under applicable federal income tax rules. All contributions to the Savings Plan are fully-vested upon contribution. Messrs. Cowan, McLoughlin and Van Kula are eligible for benefits under the Savings Plan. Our contribution to the named executive officers’ respective Savings Plan account is reflected in the column “All Other Compensation” of the Summary Compensation Table.

Nonqualified Deferred Compensation Plan. Our U.S.-based executive officers and certain other key employees are eligible to participate in our Nonqualified Deferred Compensation Plan (the “Nonqualified Deferred Compensation Plan”). The Nonqualified Deferred Compensation Plan became effective May 1, 2007. Under the Nonqualified Deferred Compensation Plan, eligible participants are entitled to defer up to 50% of their base salaries and up to 100% of their annual cash bonus awards. In addition, the Nonqualified Deferred Compensation Plan allows us to credit certain matching amounts to the notional account of each eligible participant for each year, provided certain company performance goals are satisfied. These matching amounts are provided to restore matching amounts to which the participant would otherwise be entitled under the Savings Plan, but which are limited due to earnings limitations under federal income tax rules. Additional details regarding the Nonqualified Deferred Compensation Plan are provided under “Executive Compensation Tables-Nonqualified Deferred Compensation Plan.”

Perquisites and Other Personal Benefits

The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers. The perquisites and other benefits provided to our named executive officers in 2014 included an annual financial planning assistance allowance for all named executive officers other than Messrs. Brocke-Benz and Schuele, automobile and housing allowances for Messrs. Brocke-Benz and Schuele, coverage under a group personal excess liability plan, and coverage under a private health plan for Mr. Schuele.

Attributed costs of the personal benefits described above for our named executive officers are included in the column “All Other Compensation” of the Summary Compensation Table.

Our named executive officers are offered health coverage, life and disability insurance under the same programs as all other salaried employees.

Severance Arrangements

Our employment arrangements with each of our named executive officers provide for payments and other benefits in connection with certain qualifying terminations of employment with the Company. The Compensation Committee believes that these severance benefits: (1) help secure the continued employment and dedication of our named executive officers; (2) enhance the Company’s value to a potential acquirer because our named executive officers have noncompetition, nonsolicitation and confidentiality provisions that apply after any termination of employment, including after a change in control of the Company; and (3) are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management.

Additional information regarding the employment arrangements with each of our named executive officers, including a quantification of benefits that would have been received by each named executive officer had his employment terminated on December 31, 2014, is provided under “Termination and Change of Control Arrangements.”

Pre-IPO Historic Long-Term Incentive Program

Each of our named executive officers, along with certain other members of our management, purchased equity in VWR Holdings pursuant to the VWR Holdings Equity Plan. These investments were designed to encourage participants to put their financial resources “at risk” and focus on our short-term and long-term performance. In addition, each of our named executive officers, along with certain other members of our management, has been granted Class B Common Units of VWR Holdings pursuant to the VWR Holdings Equity Plan. The grants of Class B Common Units were designed to compensate our named executive officers and certain other members of management for their long-term commitment to the Company, while motivating sustained increases in our financial performance.

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Executive Compensation | Compensation Discussion and Analysis (continued)

Purchased Equity. The following table sets forth the number of Class A Common Units and Class A Preferred Units of VWR Holdings purchased by our named executive officers under the VWR Holdings Equity Plan:

Name	Number of Class A Common Units (1)	Number of Class A Preferred Units
Manuel Brocke-Benz	96,016.37	960.87
Gregory L. Cowan	14,894.52	349.77
Peter Schuele	43,834.83	576.52
Mark T. McLoughlin	7,826.27	192.17
George Van Kula	72,149.46	1,729.56
(1)

Includes “founders common units” in the following amounts: Mr. Brocke-Benz purchased 84,720.51; Mr. Cowan purchased 11,079.07; Mr. Schuele purchased 38,617.31; Mr. McLoughlin purchased 6,087.10; and Mr. Van Kula purchased 54,783.91.

The Class A Preferred Units and a portion of the Class A Common Units included above were purchased as a “strip” of securities which were 100% vested upon issuance. Each preferred unit accrues a daily yield at the rate of 8% per annum, compounded on the last day of each calendar quarter.

Our named executive officers also purchased Class A Common Units in addition to those included as part of the strip, which we refer to as “founders common units,” in the amounts set forth in footnote (1) in the table above. The founders common units were only purchased by management investors, and the purchase price for the founders common units was the same as the purchase price for the common units purchased as part of the strip. The founders common units vest on a daily pro rata basis over four years from the date of issuance.

Equity Grants. The following table sets forth the number of Common Units of VWR Holdings granted to our named executive officers under the VWR Holdings Equity Plan:

Name	Number of Series 1 Class B Incentive Units	Number of Series 2 Class B Incentive Units	Number of Class A Incentive Units
Manuel Brocke-Benz	15,170	29,390	16,703
Gregory L. Cowan	12,136	19,714	5,344
Peter Schuele	—	12,880	—
Mark T. McLoughlin	6,068	19,714	713
George Van Kula	12,136	19,714	6,692

Class A Incentive Units. In 2013, VWR Holdings entered into agreements to grant a number of Class A Common Units (the “Class A Incentive Units”) to certain of our named executive officers who elected to receive all or a portion of their 2013 management incentive plan (“2013 MIP”) payment in equity. The number of Class A Incentive Units granted to each named executive officer was based on the level at which each could have received a cash bonus under the 2013 MIP. The Class A Incentive Units were subject to vesting based on both performance and service conditions, with the number of Class A Incentive Units that ultimately vest dependent, in the first instance, on the achievement by the Company of the 2013 MIP performance metrics. The performance vesting condition was met upon the determination of the 2013 MIP payment and each named executive officer retained the number of Class A Incentive Units set forth in the chart above and the Class A Incentive Units continue to be subject to time-based vesting, through December 31, 2015, subject to the holder’s continued employment by VWR Holdings, the Company or any of their respective subsidiaries.

Class B Incentive Units. VWR Holdings has issued two separate classes of Class B Common Units to our named executive officers. In 2013, Series 2 Class B Common Units (the “Time-Vested Units”) were granted to our named executive officers and in 2012, we granted Series 1 Class B Common Units (the “Performance Units” and, together with the Time-Vested Units, the “Class B Incentive Units”) and Time-Vested Units to our named executive officers.

The Performance Units vest upon the achievement by us of a specified adjusted EBITDA as defined in the VWR Holdings Equity Plan (the “Plan EBITDA”) in any year through December 31, 2015. The VWR Holdings Equity Plan provides that 60% vest upon achievement of $457.6 million of Plan EBITDA and 100% vesting upon achievement of $500 million of Plan EBITDA, with straight-line vesting between these measuring points, subject to the named executive officer’s continued employment. In the

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Executive Compensation | Compensation Discussion and Analysis (continued)

event of a sale of the Company (as defined in the underlying grant agreements) all of the Performance Units will automatically vest. At its February 24, 2015 meeting, VWR Holdings’ Board of Managers determined that 61.4% of the Performance Units vested in 2015 based on Plan EBITDA exceeding $457.6 million in 2014.

The Time-Vested Units vest on a daily, straight-line basis through the fourth anniversary of issue date. In the event of (i) a sale of the Company, all of the Time-Vested Units will immediately vest and (ii) the termination of a named executive officer’s employment by reason of the officer’s death or disability, the Time-Vested Units that were scheduled to vest during the one-year period following the date of such termination will instead vest as of the date of termination. In addition, as a result of our initial public offering, the Time-Vested Units that were scheduled to vest during the one-year period following the date of the offering vested upon completion of the initial public offering and the remaining unvested portion will continue to vest on a daily basis through the third anniversary of issuance.

2015 Executive Compensation Preview

Annual Cash Compensation

At its September 9, 2014 meeting, the Compensation Committee reviewed management’s updates to the benchmarking data provided by the Company and its Compensation Consultant, and the Board of Directors and the Compensation Committee approved the following base salary changes for the named executive officers, effective January 1, 2015 to more generally align base salary to the median of our peer group: Mr. Brocke-Benz - $950,000; Mr. Cowan - $495,000; Mr. Schuele - $414,981 (converted from Euros to United States dollars using the exchange rate as of the close of business on December 31, 2014 (1.21090)); Mr. McLoughlin - $449,000; and Mr. Van Kula - $465,000.

2015 Performance-Based Cash Incentive Compensation

At the Compensation Committee’s February 24, 2015 meeting, the committee approved the details of our 2015 MIP. Under the 2015 MIP, 100% of each of our named executive officer’s cash MIP payment will be based upon achievement of year-over-year growth in Internal EBITDA. Consistent with prior years, Internal EBITDA targets will be adjusted for acquisitions made during the year. Internal EBITDA was chosen as the sole metric for the 2015 MIP as we believe it to be a strong measure of contribution to our performance and alignment with the interest of our stockholders. For Messrs. Schuele and McLoughlin, 50% of this weighting will be based on the Internal EBITDA attributable to the respective business units that they manage.

Long-Term Incentive Program

The Compensation Committee believes that grants of equity are a critical element of annual compensation in driving performance and retention of our named executive officers and anticipates that the Company will provide annual grants to its named executive officers. However, because of the stock options issued to our named executive officers in connection with our IPO, it is not presently anticipated that this annual cycle will commence until 2016.

2014 Employee Stock Purchase Plan

In connection with the IPO, we adopted the VWR Corporation 2014 Employee Stock Purchase Plan (the “VWR ESPP”). The first offering period under the VWR ESPP is expected to commence in May 2015. The VWR ESPP is designed to encourage employees to become stockholders and to increase their ownership of our common stock. The maximum number of shares of common stock which may be issued pursuant to the VWR ESPP may not exceed 2,000,000 shares. Shares of our common stock issued under the VWR ESPP will be issued at a discount to market of 10% and with an offering period equal to six months; provided, that the maximum number of shares that may be purchased in any offering period may not exceed 60,000 individually, or in total. The VWR ESPP is also intended to comply with the requirements of Section 423 of the Code and to assure the participants of the tax advantages provided thereby.

Hedging, Short Sales and Pledging Policies

Our Insider Trading Policy, which applies to all directors, officers, consultants and contractors, includes policies on hedging, short sales and pledging of our securities. Our policy prohibits hedging or monetization transactions involving Company securities, such as prepaid variable forwards and collars. It also prohibits short sales of our securities. In addition, it prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan except in limited circumstances with pre-approval from our Insider Trading Compliance Officer, which pre-approval will only be granted when such person clearly demonstrates the financial capacity to repay the loan without resort to any pledged securities.

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Executive Compensation | Compensation Discussion and Analysis (continued)

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and by reference in VWR’s Annual Report on Form 10-K for the year ended December 31, 2014.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Timothy P. Sullivan, Chair

Robert L. Barchi

Thompson Dean

Robert P. DeCresce

Robert J. Zollars

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Executive Compensation (continued)

Executive Compensation Tables

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of our named executive officers for the years indicated.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Manuel Brocke-Benz Director, President and Chief Executive Officer	2014	818,338	—	—	3,015,000	516,330	1,298,954	200,803	5,849,425
	2013	820,041	—	110,903	—	—	3,016,621	204,704	4,152,269
	2012	558,593	62,989	12,072	—	—	739,678	39,503	1,412,835
Gregory L. Cowan Senior Vice President and Chief Financial Officer	2014	456,996	—	—	994,950	220,247	—	51,076	1,723,269
	2013	455,000	—	26,502	—	23,034	—	43,236	547,772
	2012	455,000	35,000	9,603	—	—	—	32,262	531,865
Peter Schuele(7) Senior Vice President and President, EMEA-APAC Lab and Distribution Services	2014	445,953	—	—	783,900	290,038	—	56,785	1,576,676
	2013	260,077	—	16,744	—	344,118	—	31,155	652,094

Mark T. McLoughlin(7) Senior Vice President and President, Americas Lab and Distribution Services	2014	426,782	—	—	783,900	256,204	—	49,367	1,516,253
	2013	425,000	—	19,517	—	64,547	—	50,112	559,176

George Van Kula Senior Vice President, Human Resources, General Counsel and Secretary	2014	429,219	—	—	783,900	206,860	—	45,166	1,465,145
	2013	427,344	—	30,141	—	—	—	36,595	494,080
	2012	427,344	25,000	9,603	—	—	—	29,232	491,179
(1)	This column reflects the actual salaries earned in 2014, 2013 and 2012, as applicable. The salary amounts for Messrs. Brocke-Benz and Schuele have been converted from euros to U.S. dollars using the average of the monthly average exchange rates for 2014 (1.32877), 2013 (1.32845) and 2012 (1.28601).
(2)	The amounts shown in this column represent equity grants under the VWR Holdings Equity Plan and reflect the grant date fair value of the awards under FASB ASC Topic 718 used by us for financial statement reporting purposes.
(3)	The amounts shown in this column represent option grants under the 2014 Equity Incentive Plan and reflect the grant date fair value of the awards under FASB ASC Topic 718 used by us for financial statement reporting purposes.
(4)	This column represents non-equity based amounts earned under the MIP for each of 2014, 2013 and 2012, as applicable. The MIP award amounts for Messrs. Brocke-Benz and Schuele have been converted from euros to U.S. dollars based on the exchange rate as of the close of business on December 31, 2014 (1.21090) and December 31, 2013 (1.37720). Messrs. Brocke-Benz and Van Kula elected to receive 100% of his 2013 MIP payment in equity, and as a result have no non-equity incentive compensation under the MIP in 2013.
(5)	For Mr. Brocke-Benz, this column represents the year-over-year change in actuarial present value of the accumulated benefit under the German Pension Plan during the years indicated (the amounts have been converted from euros to U.S. dollars based on the exchange rate as of the close of business on December 31 of each year). See “Pension Benefits” for more information.

There were no “above-market” earnings on nonqualified deferred compensation under the named executive officers’ Nonqualified Deferred Compensation Plan notional accounts.

(6)	This column represents all other compensation paid to or earned by the named executive officers, including the attributed costs to us of the perquisites and other personal benefits provided in 2014, 2013 and 2012, as applicable.

The perquisites and other personal benefits for 2014 included: financial planning assistance of less than $25,000 for each of the named executive officers other than Messrs. Brocke-Benz and Schuele; automobile allowances of less than $25,000 for each of Messrs. Brocke-Benz and Schuele; tax services of less than $25,000 for Mr. Brocke-Benz; housing allowances of $30,000 and $31,890 for Messrs. Brocke-Benz and Schuele, respectively; coverage under a group personal excess liability plan for each of the named executive officers of less than $25,000; reimbursement of airfare and other commuting expenses of $86,235 for Mr. Brocke-Benz; and premium payments under a private health insurance plan of less than $25,000 for Mr. Schuele.

“All Other Compensation” for 2014 for Messrs. Cowan, McLoughlin and Van Kula also includes: Company contributions to the Savings Plan of $13,738 for each of them; Company restoration matching contributions to the Nonqualified Deferred Compensation Plan to be made by the Company in 2014, based on assumed maximum contributions to the Savings Plan and actual contributions to the Nonqualified Deferred Compensation Plan made by these officers in 2014, in the amount of $8,721, $9,182 and $6,694, respectively (see “Nonqualified Deferred Compensation Plan” for additional information); and imputed income based on the Company’s expense for providing health benefits in 2014 in the aggregate amount of $5,009, $3,844 and $2,447, respectively.

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Executive Compensation (continued)

“All Other Compensation” for 2014 for Mr. Brocke-Benz also includes our contribution of less than $18,000 for mandatory German social contributions.

In addition, “All Other Compensation” for 2014 for Messrs. Brocke-Benz, Cowan, McLoughlin and Van Kula includes tax reimbursements, or “gross-ups,” for the taxable portion of perquisites or other compensation provided to these officers in the aggregate amount of $56,554, $7,889, $6,895 and $6,580, respectively.
(7)	Messrs. Schuele and McLoughlin were not named executive officers in 2012 and, therefore, their compensation is not disclosed for that year.

Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards issued to our named executive officers in 2014. In 2014, our named executive officers received a grant of options pursuant to the 2014 Equity Incentive Plan.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh) (2)	Grant Date Fair Value of Stock and Option Awards ($) (3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Manuel Brocke-Benz(4)	MIP	—	—	800,000	1,600,000
	Stock options	10/1/14								450,000	21.00	3,015,000
Gregory L. Cowan	MIP	—	—	341,250	682,500
	Stock options	10/1/14								148,500	21.00	994,950
Peter Schuele(4)	MIP	—	—	333,853	667,706
	Stock options	10/1/14								117,000	21.00	783,900
Mark T. McLoughlin	MIP	—	—	318,750	637,500
	Stock options	10/1/14								117,000	21.00	783,900
George Van Kula	MIP	—	—	320,508	641,016
	Stock options	10/1/14								117,000	21.00	783,900
(1)	These columns reflect the potential payments under the MIP for 2014 performance. The 2014 MIP is described under “Performance-Based Cash Incentive Compensation.” The amounts actually earned by each named executive officer are reported as Non-Equity Incentive Plan Compensation in the 2014 Summary Compensation Table.
(2)	The stock option awards were granted in connection with our IPO and have an exercise price equal to the opening price of our IPO.
(3)	The amounts shown in this column reflect the grant date fair value of the awards under FASB ASC Topic 718 used by us for financial statement reporting purposes.
(4)	The target and maximum amounts for Messrs. Brocke-Benz and Schuele are calculated based on the conversion of their 2014 base salaries to U.S. dollars using the exchange rates described in footnote (1) to the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

VWR Corporation

The following table provides information as of December 31, 2014, regarding the outstanding equity awards of our named executive officers under the 2014 Equity Incentive Plan. See “Post-IPO Long Term Incentive Program” for more information.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($/sh)	Option Expiration Date
Manuel Brocke-Benz	—	450,000	21.00	10/1/2021
Gregory L. Cowan	—	148,500	21.00	10/1/2021
Peter Schuele	—	117,000	21.00	10/1/2021
Mark T. McLoughlin	—	117,000	21.00	10/1/2021
George Van Kula	—	117,000	21.00	10/1/2021
(1)	These stock options vest over five years, with 40% vesting on the second anniversary of the grant date and five percent vesting quarterly thereafter, subject to our named executive officers’ continued employment.

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Executive Compensation (continued)

VWR Holdings

The following table provides information as of December 31, 2014, regarding the outstanding equity awards of our named executive officers under the VWR Holdings Equity Plan. See “Pre-IPO Historic Long-Term Incentive Program” for more information.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Manuel Brocke-Benz	36,721	384,348	15,170	45,358
Gregory L. Cowan	10,688	111,823	12,136	36,287
Peter Schuele	22,892	239,616	—	—
Mark T. McLoughlin	8,373	87,580	6,068	18,143
George Van Kula	11,362	118,880	12,136	36,287
(1)	The amounts in this column include grants of Time-Vested Units, Class A Incentive Units and the portion of the founders common units purchased by our named executive officers that remain unvested as of December 31, 2014. Class A Incentive Units vest on December 31, 2015 and both Time-Vested Units and founders common units vest on a daily pro rata basis over four years from the date of issuance, subject to our named executive officers’ continued employment.
(2)	There is no established public trading market for the preferred or common units (including founders common units, Time-Vested Units, Performance Units or Class A Incentive Units) of VWR Holdings. The value of the common units at December 31, 2014, for purposes of the VWR Holdings Equity Plan and the related transaction documents, was $10.47 per unit based on a valuation analysis of the “fair market value” (as defined in our applicable equity documents) of VWR Holdings equity. These values may not reflect the value actually realized by the named executive officers upon vesting.
(3)	This column represents outstanding Performance Units. The Performance Units were issued to our named executive officers on March 30, 2012 and vest upon the achievement of certain annual EBITDA performance vesting targets.

2014 Units Vested

VWR Corporation

None of the outstanding equity awards of our named executive officers vested in 2014. See “Post-IPO Long Term Incentive Program” for more information regarding the vesting schedule of the awards granted under the 2014 Equity Incentive Plan.

VWR Holdings

The following table provides information regarding the vesting of founders common units purchased by our named executive officers and Incentive Units granted to our named executive officers under the VWR Holdings Equity Plan during 2014. See “Pre-IPO Historic Long-Term Incentive Program” for more information.

Name	Number of Shares or Units Acquired on Vesting (#)			MIPU (4)	Value Realized Upon Vesting ($) (5)
	FU (1)	PU (2)	TVU (3)
Manuel Brocke-Benz	27,143	—	14,695	8,352	—
Gregory L. Cowan	—	—	9,857	2,672	—
Peter Schuele	19,309	—	6,440	—	—
Mark T. McLoughlin	—	—	9,857	357	—
George Van Kula	—	—	9,857	3,346	—
(1)	This column reflects the portion of the founders common units purchased by our named executive officers under the VWR Holdings Equity Plan that vested during 2014. All founders common units purchased by Messrs. Cowan, McLoughlin and Van Kula vested prior to 2014.
(2)	Performance Units vest upon us achievement of specified EBITDA targets, as described in the VWR Holdings Equity Plan, in any year over a three-year period. The VWR Holdings Equity Plan provides for 60% vesting upon achievement of a minimum amount of Adjusted EBITDA and 100% vesting upon achievement of a maximum amount of Adjusted EBITDA, with straight-line vesting between these measuring points. None of the Performance Units issued to our named executive officers in March 2012 vested in 2014.

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2015 PROXY STATEMENT

Executive Compensation (continued)

(3)	This column reflects the portion of the Time-Vested Units granted to our named executive officers that vested during 2014. Time-Vested Units that were scheduled to vest during the one-year period following the date of our IPO vested as of such time and the remaining unvested portion will continue to vest on a daily basis through the third anniversary of issuance, subject to our named executive officers’ continued employment.
(4)	This column reflects the portion of the Class A Incentive Units granted to our named executive officers that vested during 2014. Class A Incentive Units vest on a daily pro rata basis over four years from the date of issuance, subject to our named executive officers’ continued employment. One-half of the Class A Incentive Units vested upon completion of our IPO and the remaining unvested portion will vest on December 31, 2015, subject to our named executive officers’ continued employment.
(5)	No value is realized as a result of vesting of the founders common units, the Class A Incentive Units or the Class B Incentive Units. See “Pre-IPO—Historic Long-Term Incentive Program” for a description of the vesting of founders common units, the Class A Incentive Units and the Class B Incentive Units.

Pension Benefits

Mr. Brocke-Benz is entitled to benefits under the German Pension Plan, which is a non-funded defined benefit retirement plan that covers certain associates who were employed by Merck KGaA prior to its disposition of the Company. As of December 31, 2014, the German Pension Plan covered approximately 263 participants. Annual retirement benefits under the German Pension Plan are generally calculated as a single life annuity as the sum of (i) 0.5% of a participant’s monthly salary (up to German Social Security Threshold Level, which for 2014 was €71,400) plus (ii) 1.5% of a participant’s monthly salary (in excess of the German Social Security Threshold), in each case multiplied by the participant’s years of pensionable service. The benefit an employee earns is payable starting at retirement on a monthly basis for life. Benefits are computed on the basis of the life annuity form of pension, with a normal retirement age of 65. Benefits are reduced for retirement prior to age 63. Early commencement of the benefit payout is contingent upon commencement of German social security benefits. In addition, the plan provides for a spouse’s pension and does not require employee contributions.

The amount reported in the table below represents the present value of the accumulated pension benefit at December 31, 2014 for Mr. Brocke-Benz under the German Pension Plan based upon the assumptions described in the footnote below. No payments were made in 2014 from the German Pension Plan to Mr. Brocke-Benz.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Pension Benefit ($)
Manuel Brocke-Benz(1)	German Pension Plan	28	6,449,201

(1)	The accumulated pension benefit for Mr. Brocke-Benz is based on service and earnings (as described above) considered by the plan for the period through December 31, 2014. The present value has been calculated assuming Mr. Brocke-Benz will remain in service until Social Security retirement, which is the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of life annuity consistent with the assumptions. The amount presented in the table has been converted from euros to U.S. dollars based on the exchange rate as of the close of business on December 31, 2014 (1.21090). The discount rate assumption is 2.00%.

Nonqualified Deferred Compensation Plan

Our U.S.-based executive officers and certain other key employees are eligible to participate in the Nonqualified Deferred Compensation Plan. The Nonqualified Deferred Compensation Plan became effective May 1, 2007. Under the Nonqualified Deferred Compensation Plan, eligible participants are entitled to defer up to 50% of their base salaries and up to 100% of their annual bonus awards. Earnings and losses on each notional account are credited based on the performance of the benchmark funds available under the Nonqualified Deferred Compensation Plan that the participant selects. Any deferred amounts and earnings and losses thereon will be credited to a notional account for the applicable participant and become a liability for us to such participant.

The Nonqualified Deferred Compensation Plan allows us to credit matching amounts to the notional account of each eligible participant for each year, provided certain performance goals are satisfied. The performance goal for 2014 was the achievement of Internal EBITDA of $433.3 million (i.e., the Minimum Internal EBITDA Growth Target under the 2014 MIP). These matching amounts are provided to restore matching amounts to which the participant would otherwise be entitled under the Savings Plan but which are limited due to earnings limitations under applicable federal income tax rules. The maximum matching amount under the Nonqualified Deferred Compensation Plan is 4% of the participant’s compensation, offset by the maximum matching

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2015 PROXY STATEMENT

Executive Compensation (continued)

contributions that we could make into such participant’s Savings Plan account for such year. The matching amounts are generally credited to the participants’ accounts in March of the following year (e.g., the matching amounts as a result of our satisfaction of the relevant 2014 performance goal was made in March 2015).

Under the terms of the Nonqualified Deferred Compensation Plan, participants become entitled to distributions of their notional accounts upon (i) their death, disability or separation from service, (ii) a change in control of the company, (iii) an unforeseeable emergency or (iv) an in-service distribution date elected by the participant. Participants may elect deferred payment dates and may elect to receive distributions in installments or a single sum. Regardless of the elections made, upon the participant’s death or disability or upon a change in control of the company, the entire amount credited to the account will be distributed to the participant or his beneficiary or estate, as applicable, in a lump sum payment (subject to a six-month delay in the case of the named executive officers).

The table below provides information with respect to the named executive officers’ Nonqualified Deferred Compensation Plan notional accounts.

Name	Executive Contributions in Last FY (1)($)	Registrant Contributions in Last FY (2)($)	Aggregate Earnings in Last FY (3)($)	Aggregate (Withdrawals) Distributions ($)	Aggregate Balance at Last FYE (4)($)
Gregory L. Cowan	—	8,721	77	—	66,155
Mark T. McLoughlin	115,028	9,182	40,113	(134,459)	592,841
George Van Kula	—	6,694	21,922	—	266,962

(1)	Represents the amount of 2014 base salary and/or cash bonus under the 2014 MIP, if any, that the named executive officers deferred into their Nonqualified Deferred Compensation Plan notional accounts. The amount reflected for Mr. McLoughlin consists of $76,500 of 2014 base salary deferral, which is included in the column “Salary,” and $38,528 of 2014 MIP deferral, which is included in the column “Non-Equity Incentive Plan Compensation,” of the Summary Compensation Table for 2014.
(2)	Represents restoration matching amounts (described above) that will be made to the named executive officers’ Nonqualified Deferred Compensation Plan notional accounts in March 2015 as a result of our satisfaction of the relevant 2014 performance goal. These amounts are included in the column “All Other Compensation” of the Summary Compensation Table for 2014.
(3)	No portion of the amounts in this column constitutes “above-market earnings” under applicable SEC rules, thus no portion of such amounts are included in the Summary Compensation Table for 2014.
(4)	The amounts reflect the actual aggregate balances as of December 31, 2014, less aggregate withdrawals and distributions. As indicated in footnote (1) above, amounts in this column that represent contributions by the named executive officer or by us are reported in the Summary Compensation Table for the applicable year if the officer qualified as a named executive officer in such year. The earnings on such contributions are not, and in the past have not been, reported in the Summary Compensation Table because such earnings are not at a preferential or above-market rate.

Termination and Change of Control Arrangements

The following tables show potential payments to each of our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change in control of us or a termination of employment of such officer, assuming a December 31, 2014 effective date of such change of control or termination. The named executive officers also have certain benefits that would be payable upon a change of control and/or termination as described above under “Pension Benefits” and “Nonqualified Deferred Compensation Plan.”

As partial consideration for the potential payments provided in the tables below, the named executive officers are bound by a confidentiality agreement as well as customary non-compete and non-solicitation provisions set forth in their respective employment agreements. The non-compete provisions prohibit the named executive officers from engaging in or being affiliated with any business which is competitive with us while employed by us and for a period of one year after the termination of such employment for any reason (except that Mr. Brocke-Benz’s provision lasts 18 months). The non-solicitation provision prohibits the named executive officer, either alone or in association with others, from soliciting any of our employees to leave the employ of the Company unless such individual’s employment with us has been terminated for a period of 180 days or longer. The named executive officer’s receipt of the payments would be contingent upon the executive signing a release of claims against us.

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2015 PROXY STATEMENT

Executive Compensation (continued)

The amounts reported in the following table reflect severance or lump sum payments due upon termination of employment to our named executive officers:

	Involuntary Termination without Cause or Resignation for Good Reason ($) (1)	Termination Due to Death or Disability ($) (2)	Change of Control (3)
Name			Without Termination ($)	With Involuntary Termination Without Cause or Resignation for Good Reason ($)
Manuel Brocke-Benz
Cash severance	1,600,000	—	—	1,600,000
Annual cash incentive	1,600,000	800,000	—	1,600,000
Long-term incentive awards (continued or accelerated vesting)(5)	—	—	2,621,207	2,621,207
Total	3,200,000	800,000	2,621,207	5,821,207

Gregory L. Cowan
Cash severance	696,543	—	—	696,543
Annual cash incentive	511,875	341,250	—	511,875
Long-term incentive awards (continued or accelerated vesting)(5)	—	—	871,305	871,305
Total	1,208,418	341,250	871,305	2,079,723
Peter Schuele
Cash severance(4)	608,478	—	—	608,478
Annual cash incentive(4)	456,359	304,239	—	456,359
Long-term incentive awards (continued or accelerated vesting)(5)	—	—	809,406	809,406
Total	1,064,835	304,239	809,406	1,874,243

Mark T. McLoughlin
Cash severance	651,543	—	—	651,543
Annual cash incentive	478,125	318,750	—	478,125
Long-term incentive awards (continued or accelerated vesting)(5)	—	—	675,513	675,513
Total	1,129,668	318,750	675,513	1,805,181

George Van Kula
Cash severance	655,059	—	—	655,059
Annual cash incentive	480,762	320,508	—	480,762
Long-term incentive awards (continued or accelerated vesting)(5)	—	—	724,957	724,957
Total	1,135,821	320,508	724,957	1,860,778
(1)	Upon termination without “cause” or resignation for “good reason” (as each such term is defined in the Executive Officer Employment Agreements) our named executive officers are generally entitled to (i) one and a half times (two times in the case of Mr. Brocke-Benz) the sum of the executive’s then current base salary, plus his target bonus for the year in which termination or resignation occurs, payable in equal installments over the 12-month period following termination and (ii) continued health benefits for the 12-month period (18-month period in the case of Mr. Brocke-Benz) following termination.
(2)	Upon termination by reason of death, the named executive officer’s beneficiary or estate, as applicable, will be entitled to receive a lump sum payment in an amount equal to the target bonus for the year in which such termination occurs, prorated for the portion of such year prior to the death. Upon termination by reason of disability, the named executive officer will be entitled to receive a lump sum payment in an amount equal to the target bonus for the year in which such termination occurs, prorated for the portion of such year prior to the termination. In addition, the named executive officer will be entitled to receive payments of base salary until payments to him under our long-term disability plan commence, but in any event, for a period not to exceed 18 months from the date of termination.
(3)	In the event excise taxes become payable under Section 280G and Section 4999 of the Code as a result of any “excess parachute payments,” as that phrase is defined by the Internal Revenue Service, upon a change of control of the Company, Mr. Brocke-Benz’s Executive Officer Employment Agreement provides that we will pay the excise tax as well as a gross-up for the impact of the excise tax payment. There currently are no arrangements between us and Mr. Brocke-Benz that we expect would result in any such excise tax payment upon a change of control of the Company.
(4)	The cash severance and annual cash incentive amounts for Mr. Schuele has been converted from euros to U.S. dollars based on the exchange rate as of the close of business on December 31, 2014 (1.21090).
(5)	Represents the sum of the value of (i) all unvested stock options issued by the Company plus (ii) all unvested founders common units, Class A Incentive Units and Class B Incentive Units issued by VWR Holdings that would become vested upon a change of control of the Company on December 31, 2014. The value of the accelerated vesting of stock options is the difference between the closing price of our common shares on December 31, 2014 and the exercise price for each stock option. The value of the accelerated vesting of common units in the VWR Holdings Equity Plan is based on a valuation analysis of the “fair market value” (as defined in the applicable equity documents) of VWR Holdings equity.

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2015 PROXY STATEMENT

Executive Compensation (continued)

Equity Compensation Plan

The following table provides information as of December 31, 2014 regarding the number of shares of our common stock that may be issued under our 2014 Equity Incentive Plan:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column (a)) (#) (c)
Equity Compensation Plans Approved by Stockholders	3,479,705	21.01	8,020,295
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	3,479,705	21.01	8,020,295

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2015 PROXY STATEMENT

Other Business

The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in the proxy card or their substitutes acting thereunder will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

April 10, 2015

George Van Kula

Senior Vice President, Human Resources, General Counsel and Secretary

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2015 PROXY STATEMENT

Appendix A

VWR CORPORATION AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASUREMENTS

As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that we believe are useful to investors, creditors and others in assessing our performance.

We have provided reconciliations of the following non-GAAP measurements referred to in this proxy statement:

•

Adjusted EBITDA is our net income or loss adjusted for the following items: (i) interest expense, net of interest income, (ii) income tax provision or benefit, (iii) depreciation and amortization, (iv) net foreign currency remeasurement gains or losses relating to financing activities, (v) losses on extinguishment of debt, (vi) charges associated with restructurings and other cost reduction initiatives, (vii) charges associated with executive departures, (viii) impairment charges, (ix) gains or losses upon business disposals, (x) share-based compensation expense and (xi) other costs or credits that are either isolated or cannot be expected to recur with any regularity or predictability.

•

Adjusted Net Income is our net income or loss first adjusted for the following items: (i) amortization of acquired intangible assets, (ii) net foreign currency remeasurement gains or losses relating to financing activities, (iii) losses on extinguishment of debt, (iv) charges associated with restructurings and other cost reduction initiatives, (v) charges associated with executive departures, (vi) impairment charges, (vii) gains or losses upon business disposals, (viii) share-based compensation expense and (ix) other costs or credits that are either isolated or cannot be expected to recur with any regularity or predictability. From this amount, we then add or subtract an assumed incremental income tax impact on the above noted pre-tax adjustments, using estimated tax rates, to arrive at Adjusted Net Income.

•

Adjusted EPS is our Adjusted Net Income divided by a normalized number of shares outstanding, reflecting for all periods (i) the total number of shares of common stock outstanding following our initial public offering and the exercise of the underwriters’ option to purchase additional shares, as well as (ii) the dilutive effect, if any, of the assumed exercise or conversion of instruments into common stock.

•	Free Cash Flow is our net cash provided by operating activities less capital expenditures.

•	Net Debt is our total debt and capital lease obligations less our cash and cash equivalents and our compensating cash balance.

•	Net Leverage is calculated by taking (i) Net Debt, and dividing it by (ii) our Adjusted EBITDA for the preceding twelve-month period.

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2015 PROXY STATEMENT

Appendix A (continued)

ADJUSTED EBITDA AND ADJUSTED EPS

(in millions, except per share amounts)

(unaudited)

	Year Ended December 31,
	2014	2013
Net income	$152.6	$14.1
Pre-tax adjustments:
Amortization of acquired intangible assets	88.9	91.7
Net foreign currency remeasurement (gain) loss from financing activities	(90.9)	38.0
Charges for restructuring and other cost reduction initiatives	—	32.5
Impairment charges	11.3	—
Gain on disposition of business	(11.1)	—
Loss on extinguishment of debt	5.1	2.0
Charges associated with executive departures	—	2.2
Share-based compensation expense	2.0	0.6
Income tax provision (benefit) applicable to pre-tax adjustments	1.7	(57.5)
Adjusted Net Income	159.6	123.6
Interest expense, net of interest income	166.3	190.7
Depreciation expense	40.4	38.3
Income tax provision applicable to Adjusted Net Income	83.1	65.9
Adjusted EBITDA	$449.4	$418.5
Adjusted EPS	$1.21	$0.94
Weighted average shares outstanding, diluted	49.5	0.1
Normalization for recent share activity*	82.0	131.3
Adjusted weighted average shares outstanding, diluted	131.5	131.4

*	This adjustment states adjusted weighted average shares outstanding, diluted, at the amounts that would have been reported under GAAP had the initial public offering, the exercise of an over-allotment option by our underwriters and an internal recapitalization each occurred at the beginning of each period presented.

FREE CASH FLOW (in millions) (unaudited)

	Year Ended December 31,
	2014	2013
Net cash provided by operating activities	$191.1	$200.9
Less: capital expenditures	(33.6)	(45.3)
Free Cash Flow	$157.5	$155.6

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2015 PROXY STATEMENT

Appendix A (continued)

NET LEVERAGE (in millions) (unaudited)

	December 31,
	2014		2013
Debt and capital lease obligations	$2,111.9		$2,854.4
Less:
Cash and cash equivalents	118.0		135.6
Compensating cash balance	2.5		25.9
Net Debt	1,991.4		2,692.9
Adjusted EBITDA	449.4		418.5
Net Leverage	4.4	X	6.4	X

52

VWR CORPORATION RADNOR CORPORATE CENTER BUILDING ONE, SUITE 200 100 MATSONFORD ROAD RADNOR, PA 19807

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M89241-P64326	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VWR CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees:

01) Nicholas W. Alexos 02) Robert P. DeCresce 03) Carlos del Salto

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2.	Ratification of Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2015.						☐	☐	☐

3.	Advisory Vote to Approve Named Executive Compensation.						☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:						1 Year	2 Years	3 Years	Abstain

4.	Advisory Vote on the Frequency of the Advisory Approval of Named Executive Officer Compensation.					☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney,

executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M89242-P64326

VWR CORPORATION

Annual Meeting of Stockholders

May 12, 2015, 11:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) George Van Kula and Scott K. Baker, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VWR Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on May 12, 2015, at the Company’s office located at Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side